LAND DISPOSITION AND DEVELOPMENT AGREEMENT

                                     BETWEEN

                      YONKERS COMMUNITY DEVELOPMENT AGENCY

                                       AND

                        HOMES FOR AMERICA HOLDINGS, INC.


                             Dated December 21, 2001


     THIS LAND DISPOSITION AND DEVELOPMENT AGREEMENT (the "Agreement") is dated as of the 21st day of December, 2001 by and between the YONKERS COMMUNITY DEVELOPMENT AGENCY, a public benefit corporation having its principal office at 87 Nepperhan Avenue, Yonkers, New York (the "Agency") and HOMES FOR AMERICA HOLDINGS, INC., a corporation organized and existing under the laws of the State of Nevada, having its principal office at One Odell Plaza, Yonkers, New York 10701 (the "Developer").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, in furtherance of the objectives of Articles 15 and 15-A of the General Municipal Law of the State of New York, as amended, the Agency has undertaken a program for the acquisition, clearance, replanning, reconstruction and neighborhood rehabilitation of slum and blighted areas in the City, and in this connection, it has been engaged in carrying out a neighborhood development program known as the "Yonkers Neighborhood Development Program, No. N.Y. A-4" (hereinafter called the "Urban Renewal Project") in certain areas located in the City, including an area known as N.D.P. Area 2 (hereinafter called the "Urban Renewal Project Area"); and

     WHEREAS, in accordance with Section 504 of Article 15 of the General Municipal Law of the State of New York, as amended ("Article 15"), the City Council of the City of Yonkers (hereinafter called "City Council"), by resolutions adopted November 12, 1968 and December 16, 1980, has found that the Urban Renewal Project Area is appropriate for urban renewal, as defined in
Section 502(3) of Article 15, and has designated said Urban Renewal Project Area as an urban renewal area; and;

     WHEREAS,  the  Agency  has  prepared  an urban  renewal  plan for the Urban
Renewal Area, which urban renewal plan was submitted to the Planning Board of the City of Yonkers (hereinafter called the "Planning Board"), which, by resolution adopted December 18, 1968 unqualifiedly approved the urban renewal plan and certified that such urban renewal plan conforms to the comprehensive community plan for the development of the municipality as a whole, is consistent with local objectives, complies with the provisions of Section 502(7) of Article 15 and conforms to the finding made pursuant to Section 504 of Article 15; and

     WHEREAS, the City Council approved the aforesaid urban renewal plan by resolution adopted January 28, 1969 and made the necessary statutory findings in accordance with subdivision 4 of Section 505 of Article 15; and

     WHEREAS, the Agency has duly modified the aforesaid urban renewal plan for the Urban Renewal Project Area on eleven occasions, the eleventh such modification having been submitted to the Planning Board which held a public hearing after due notice on February 17, 1999 and by resolution adopted on such date unqualifiedly approved such modified urban renewal plan and certified that such modified urban renewal plan conforms to the comprehensive community plan for the development of the municipality as a whole, is consistent with local objectives, complies with the provisions of Section 502(7) of Article 15 of the General Municipal Law and conforms to the finding made pursuant to Section 504 of said Article 15; and

     WHEREAS, after a hearing held on April 14, 1999 the City Council approved the aforesaid modified urban renewal plan by Resolution No. 65-1999 adopted on such date and in connection with such approval made the necessary statutory findings in accordance with subdivision 4 of Section 505 of Article 15; and

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     WHEREAS, a copy of the aforesaid modified urban renewal plan, together with all the aforesaid modifications thereof (which modified urban renewal plan, as so modified, and as it may hereafter be further modified, revised and/or amended from time to time pursuant to law, and as so constituted from time to time, is, unless otherwise indicated by the context, hereinafter called the "Urban Renewal Plan"), has been filed in the office of the Yonkers City Clerk; and

     WHEREAS, the Developer has submitted to the Agency a proposal for the redevelopment of an approximately ten thousand (10,000) - square-foot site within the Urban Renewal Project Area, situated along the southerly side of Main Street in the block bounded by Main Street, Buena Vista Avenue, Hudson Street and Hawthorne Avenue, which site is described by metes and bounds in Exhibit "A" annexed to this Agreement, and is hereinbelow referred to as the "Building Site"; and

     WHEREAS, in connection with its proposal to become the redeveloper of the Building Site the Developer has submitted to the Agency a Redeveloper's Statement for Public Disclosure and Redeveloper's Statement of Qualifications and Financial Responsibility (form HUD-6004) describing the Developer and its qualifications, and describing the proposed redevelopment, and such statements were approved by the Agency by Resolution No. 16-1998 adopted by the Agency on April 29, 1998; and

     WHEREAS, pursuant to subdivision 2 of Section 507 of Article 15, by Resolution No. 01-01 adopted by the Agency on December 21, 2001, the Developer was duly designated as a qualified and eligible sponsor for redevelopment of the Building Site, after due notice of the identity of the Developer as the proposed sponsor and of the Developer's proposed use of the Building Site; and

     WHEREAS, in accordance with the State Environmental Quality Review Act of the State of New York a Final Generic Environmental Impact Statement
(hereinafter called the "FGEIS") for the Master Plan and for the proposed development of the Master Plan area, including the Building Site, in accordance therewith was submitted to the Agency, and by Resolution No. 23-1998 adopted on November 23, 1998 the Agency authorized the circulation of a notice of completion of the FGEIS in accordance with such State Environmental Quality Review Act and the implementing regulations issued thereunder by the Department of Environmental Conservation of the State of New York; and

     WHEREAS, by Resolution No. 26-1998, adopted on December 16, 1998, the Agency approved a Statement of Environmental Findings regarding the Master Plan, in accordance with the State Environmental Quality Review Act and such implementing regulations; and

     WHEREAS, by Resolution No. 27, adopted on December 16, 1998, the Agency approved the Master Plan and authorized the communication of such approval to the City Council; and

     WHEREAS, by Resolution No. 56-1999, adopted on April 14,1999, the City Council as an involved agency under the State Environmental Quality Review Act approved its own Statement of Environmental Findings for the Master Plan; and

     WHEREAS, by Resolution No. 57-1999, adopted on April 14,1999, the City Council approved the Master Plan; and WHEREAS, the redevelopment of the Building Site proposed by the Developer is consistent with the purposes of the Master Plan; and

     WHEREAS, on August 28, 2000, in accordance with the Zoning Ordinance of the City, the City Council enacted General Ordinance No. 3-2000 approving a conceptual plan ("Conceptual Plan") for the Building Site as a Planned Development or Redevelopment Zone, which Conceptual Plan is consistent with the statements of environmental findings theretofore approved by the Agency and the City Council; and

     WHEREAS, pursuant to subdivision 2 of Section 507 of Article 15 the Agency by Resolution No. 01-02 adopted on December 21, 2001, approved this Agreement and authorized the Agency to execute and deliver it, subject to approval of this Agreement by the City Council; and

                              - EX-10.32 Page 2 -
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     WHEREAS,  pursuant to  subdivision 2 of Section 507 of Article 15, the City
Council after due notice held a public hearing on ____________, 2001, and subsequent thereto, by Resolution No. ____-2001 adopted on ___________, 2002, duly approved the designation of the Developer as a qualified and eligible sponsor, and duly approved this Agreement; and

     WHEREAS, the Agency has determined that the redevelopment of the Building Site as contemplated in this Agreement, and the fulfillment generally of the terms of this Agreement, are in the vital and best interests of the City and the health, safety, morals, and welfare of its residents, and in accord with the public purposes and provisions of the applicable Federal, State and local laws and requirements under which the Urban Renewal Project has been undertaken and is being assisted;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agency and the Developer hereby agree as follows:


                             ARTICLE I. DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     "Affiliate" or "Affiliates" means (a) in the case of any Person, a Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, or (b) any individual who is a member of the immediate family (whether by birth or marriage) of an individual who is an Affiliate under clause (a) above. For purposes of this definition the phrase "member of the immediate family" includes a spouse; a brother or sister of the whole or half blood of such individual or his spouse; a lineal descendant or ancestor (including an individual related by or through legal adoption) of any of the foregoing or a trust for the benefit of any of the foregoing. For purposes of the foregoing definition, "control" (including "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management policies of the entity in question, whether through the ownership of voting securities, partnership interests, or by Agreement or otherwise.

     "Affirmative Action Document" shall have the meaning provided in Exhibit J attached hereto and made part hereof.

     "Agency" means the Yonkers Community Agency, a public benefit corporation of the State of New York and a corporate governmental agency of the City of Yonkers.

     "Agreement"   means  this  Agreement  and  all  exhibits   hereto  and  all
amendments, modifications and supplements hereof.

     "Architectural Materials" shall have the meaning provided in Section 5.8 herein.

     "Article 15" shall have the meaning set forth in the second "WHEREAS" clause of the preamble to this Agreement.

     "Authorized  Mortgage"  shall have the  meaning  provided  in Section  13.7 herein.

     "Buildable  Condition"  shall have the  meaning  provided  in  Section  7.2 herein.

     "Building"   means  the  commercial   office  and  retail  building  to  be
constructed by the Developer as part of the Private Improvements, as described in Section 2.1 herein.

     "Building Architect" means Grad Associates, PA or other licensed architect or architectural firm selected by the Developer and reasonably approved by the Agency to design the Private Improvements.

     "Building Construction Plans" means the list of drawings, specifications, construction schedule and material samples set forth in Exhibit "B" annexed to this Agreement.

                              - EX-10.32 Page 3 -

     "Building Site" means the parcel of land described in Exhibit "A" annexed to this Agreement.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate of Completion" shall have the meaning provided in Section 6.8 herein.

     "City" means The City of Yonkers, a municipal corporation and political subdivision of the State of New York.

     "City  Construction Work" shall have the meaning as provided for in Section
6.3 herein.

     "City Council" shall have the meaning set forth in the second "WHEREAS" clause of the preamble to this Agreement.

     "City Engineer" shall mean the engineer for the City of Yonkers.

     "City's Office of Economic Development" shall mean the Office of Economic Development of the City of Yonkers.

     "Closing" means, collectively, the occurrence of all of the transactions and deliveries described in Section 4.5 of this Agreement.

     "Closing  Date" means the date on which the Closing  occurs,  as defined in
Section 4.1 herein.

     "Common Boundary" the boundary running in an easterly-westerly direction between the Building Site and the Garage Site, along the northerly-southerly center axis of the Shared Footings.

     "Completion" with respect to the Private Improvements, means that (a) the Director of the Office of Downtown and Waterfront Development of the City, acting reasonably, has determined that the Private Improvements have been completed in full compliance with this Agreement, and with the Building Construction Plans as the same may have been modified in accordance with this Agreement, and that (b) the Department of Housing and Buildings of the City has issued a Certificate of Occupancy for the Private Improvements, covering the building "shell," core, structure, exterior, corridors and common areas, foundations, roof, utilities, mechanical and electrical systems.

     "Conceptual Plan" means the Conceptual Plan approved by the City Council, for an area inclusive of the Building Site, through the enactment on August 28, 2000 of General Ordinance No. 3-2000, pursuant to Section 43-41 of the Zoning Ordinance pertaining to the Planned Development or Redevelopment ("PDR") zoning district classification. If the City Council hereafter approves any modification of the provisions of the Conceptual Plan pertaining to the Building Site, then, from and after the date of such approval the term "Conceptual Plan" shall be deemed to mean the original Conceptual Plan, as so modified. "Construction Agreements" means the construction agreements or contracts, together with all amendments, modifications and supplements thereof, for the construction of the Private Improvements, Garage and other construction under this Agreement, including, without limitation, general agreements or contracts and agreements or contracts for project management, construction management, architectural services, and subcontracts.

     "Contractor" means any party (other than the Developer) to a Construction Agreement.

     "DEC" means the New York State Department of Environmental Conservation.

     "Deed" shall mean the Deed to the Building Site in the form attached hereto as Exhibit F.

     "Delayed Party" shall have the meaning provided for in the definition of Unavoidable Delay set forth below.



                              - EX-10.32 Page 4 -
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     "Developer" means Homes for America Holdings,  Inc., a business corporation organized and existing under the laws of the State of Nevada, qualified to do business in the State of New York.

     "DHUD" shall have the meaning set forth in Section 7.4 herein.

     "EDI Grant" shall mean the Economic Development Initiative Grant from the City of Yonkers.

     "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

     "Escrow", "Escrow Agent" shall have the meanings set forth in Section 7.6 herein.

     "Escrow Agreement" means the escrow agreement described in Section 7.6 herein, to be executed at the Closing substantially in the form set forth in Exhibit "H" attached to this Agreement.

     "Escrow Release Date" shall have the meaning set forth in Section 7.6 herein. "Escrowed Documents" shall have the meaning set forth in Sections 7.6 and 4.5 (a), (b) and (c) herein.

     "Event of Default" has the meaning provided in Section 12.1 herein with respect to the Developer and in Section 12.3 with respect to the Agency.

     "FGEIS" means the Final Generic Environmental Impact Statement for the Yonkers Downtown Waterfront Development Project accepted as complete by the Agency, in accordance with SEQRA, on November 23, 1998 by Resolution No. 23-1998. "Final Completion" shall mean the date on which the Private Improvements shall be certified as complete pursuant to Section 6.8 herein.

     "Final Date" shall have the meaning set forth in Section 4.6 of this Agreement.

     "Financing Commitments" shall have the meaning set forth in Section 4.4(f) of this Agreement.

     "Financing  Entity" shall mean and refer to the  Developer's  Institutional
Lender(s),   or  to  investors   admitted  in  compliance  with  any  applicable
requirements for Article XI below.

     "Findings Statement" means the Statement of Environmental Findings approved by the Agency with respect to the Yonkers Downtown Waterfront Development Project on December 16, 1998 by Agency Resolution No. 26-1998, in accordance with SEQRA as well as the related negative declaration approved by the Yonkers City Council on May 23, 2000 by City Council Resolution No. 120-2000, in accordance with SEQRA.

     "FIFRA" shall mean the Federal Insecticide, Fungicide and Rodenticide Act, as amended.

     "Garage" means the approximately 600-space public parking garage to be constructed by the City of Yonkers on the Garage Site.

     "Garage Plans" means the architectural and engineering drawings and specifications prepared by the City's consultants for the Garage listed in Exhibit "C" annexed to this Agreement.

     "Garage Site" means the area of City Tax Block 513 lying generally to the south of the Building Site and contiguous therewith, as more fully described in Exhibit "D" attached to this Agreement.



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     "Governmental  Agency(ies)" means the United States, the State of New York, the County of Westchester, the City or any political subdivision of any thereof, and any agency, bureau, department, commission, board, court, public official or instrumentality of any thereof.

     "Governmental Approvals" has the meaning provided in Section 7.1 herein

     "Grant Agreement" shall mean the agreement containing the terms of the Economic Development Initiative Grant from the City of Yonkers.

     "Hazardous Substance" means any hazardous, dangerous, toxic or restricted material, waste, product or substance which is defined or identified as such in any Environmental Law and also includes asbestos and any petroleum products, industrial waste or other chemical contamination.

     "Institutional Lender" means (a) a savings bank, a savings and loan association, a commercial bank, trust company, an insurance company (whether acting individually or in a fiduciary capacity) G.E. Capital, GMAC or comparable credit corporation organized and existing under the laws of the United States or any State, (b) a religious, educational or eleemosynary institution, an employee's welfare, benefit, pension or retirement fund, (c) a real estate investment trust, or investment bank, (d) any governmental agency or entity insured by a governmental agency, (e) established hedge fund having experience in financing construction projects of similar size and scope as the Private Improvements, or any combination of two or more of the foregoing types of entities, provided, that in order to qualify as an Institutional Lender for the purposes of this Agreement, the entity in question (1) must be subject, or submit itself, to the jurisdiction of the courts of New York State in any actions arising out of this Agreement, and (2) respecting only those entities set forth in clause (a) above, are subject to the supervision of the Comptroller of the Currency of the United States or the Insurance Department or Banking Department of the State of New York.

     "Master Plan" means the document titled Yonkers Downtown Waterfront Master Plan and Design Guidelines" approved by the Agency on December 16, 1998 by Agency Resolution No. 27-1998, and approved by the City Council on April 14, 1999 by City Council Resolution No. 57-1999. Copies of the Master Plan have been filed in the offices of the Agency and the Yonkers City Clerk.

     "Mortgagee" shall have the meaning set forth in Section 13.7 herein.

     "Note" shall have the meaning set forth in Section 3.2(a) herein.

     "Notice" shall have the meaning set forth in Section 16.13 herein.

     "PDR Approvals" collectively, the Conceptual Plan approved by the City Council, and the PDR Site Plan approved by the City of Yonkers Planning Board.

     "PDR Site Plan" means the site plan and related materials hereafter approved by the Planning Board with respect to the Building Site, in accordance with Section 43-41 of the Zoning Ordinance pertaining to site plan approval for properties within the Planned Development or Redevelopment ("PDR") zoning district classification.

     "Permitted Exceptions" means the matters set forth in Section 14.1(a) through 14.1(e) of this Agreement.

     "Person" means an individual, corporation, partnership, limited partnership, joint venture, limited liability company, limited liability partnership, estate, trust or unincorporated association, any Governmental Agency, any fiduciary acting in such capacity on behalf of any of the foregoing, or any other legal or business entity.

     "Planning Board" shall have the meaning set forth in the third "WHEREAS" clause of the preamble to this Agreement.

     "Preliminary Construction Schedule" shall have the meaning set forth in Exhibit "B" annexed to this Agreement.



                              - EX-10.32 Page 6 -
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     "Preliminary  Agency  Work" shall have the meaning  provided in Section 6.1 herein.

     "Private Construction Work" shall have the meaning provided in Section 6.5 herein.

     "Private Improvements" means the buildings and other improvements to be constructed by the Developer on the Building Site as described in Section 2.1 of this Agreement, in accordance with the Building Construction Plans, as the same may have been modified in accordance with this Agreement.

     "Project" shall mean the construction and development of the Building pursuant to the Building Construction Plans, together with the construction and development of the Garage pursuant to the Garage Plans.

     "Public Construction Work" shall mean the construction and development of the Garage pursuant to the Garage Plans.

     "Purchase Money Mortgage" shall have the meaning set forth in Section 3.2(a) herein.

     "QEZE" shall have the meaning set forth in Section 7.5.

     "RCRA" shall mean the Resource Conservation and Recovery Act, as amended.

     "Release(s)" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment as defined in CERCLA or in any Environmental Law.

     "Requirements" means any and all laws, rules, regulations, orders, ordinances, statutes, codes, executive orders and requirements of all
Governmental   Agencies   applicable  to  the  Building  Site  and  the  Private
Improvements, and shall include, without limitation of the foregoing, the Findings Statement, the PDR Approvals, the Conceptual Plan, and the Urban Renewal Plan.

     "Resumption Date" shall have the meaning provided in Section 6.5 herein.

     "SARA" shall mean the Superfund Amendments and Reauthorization Act of 1986, as amended.

     "Section 108 Loan" shall have the meaning provided in Section 7.4(a) herein.

     "Section 108 Loan Guarantee Program" shall mean a loan guarantee program established and administered by the United States Department of Housing and Urban Development (HUD), whereby the full faith and credit of HUD is used to secure a loan between the private sector and an eligible applicant (the "Agency").

     "SEQRA" means Article 8 (State Environmental Quality Review Act) of the Environmental Conservation Law of the State of New York, and the implementing regulations set forth in 6 NYCRR Part 617.

     "Shared Footings" shall have the meaning set forth in Section 6.4 of this Agreement.

     "Staging Period" shall have the meaning set forth in Section 6.2 herein.

     "Stairwell Deed" shall have the meaning set forth in Section 7.10 herein.

     "Title Company" shall mean First American Title Insurance Company of New York.

     "Title Objections" has the meaning set forth in Section 14.2 of this Agreement.

     "TSCA" shall mean the Toxic Substances Control Act, as amended.

                              - EX-10.32 Page 7 -

     "Unavoidable Delays" means delays incurred by the Agency, the City, a Contractor, the Developer or any Affiliate of the Developer (as the case may be, the "Delayed Party") due to strikes, lockouts, work stoppages, labor jurisdictional disputes, acts of God, inability to obtain labor or materials, governmental preemptions or restrictions, enemy action, riot or other civil commotion, fire, casualty or other causes beyond the reasonable control of the Delayed Party, including, without limitation, if the Delayed Party is a Contractor, the Developer, or an Affiliate of the Developer, the breach, default or delay by the Agency in the payment or performance of its obligations under this Agreement or any agreement referred to in this Agreement, including, without limitation, the failure of the Agency to coordinate or complete construction of the Garage and the Private Improvements as required under
Section 6.2 so that it delays construction of the Private Improvements, the wrongful failure of the Agency or the City to grant, or any delay in granting, any consent or approval or the Agency's delay or failure to pay or reimburse the Developer for any construction work or any other cost required to be reimbursed by the Agency; in each case provided the Delayed Party shall have notified the other party to this Agreement pursuant to the provisions of Section 16.13 herein not later than fourteen (14) days after the Delayed Party knows or should have known of the occurrence of same and if such notice is given after the expiration of such fourteen (14) day period, then the period of Unavoidable Delay shall not be deemed to have commenced until the Delayed Party shall have notified the other party of the occurrence of same as set forth above. In addition, if any party to this Agreement in good faith reasonably determines that it would be prudent to delay taking any further action in furtherance of the Project or any part thereof because of the commencement and pendency of any action, suit or court or administrative proceeding (including all appeals in connection therewith) contesting the Project or any portion thereof, the legality or validity of any action taken by any Governmental Agency in connection therewith, or the financing by any Governmental Agency of the Project or any portion thereof (in each instance, whether or not such party is enjoined or otherwise restrained from taking any action with respect to all or any part of the Project), then such party shall notify the other party of such determination pursuant to the provisions of Section 16.13 herein, stating, in reasonable detail, its reasons therefor, and any attendant or resultant delay shall be an Unavoidable Delay, provided such party (if such party is a party defendant or respondent) shall have commenced contesting or defending, and shall be diligently contesting or prosecuting the defense of, such action, suit, proceeding or appeal, and provided further that the period of Unavoidable Delay shall not be deemed to have commenced until such party shall have so notified the other party of such determination.

     "Urban Renewal Plans" shall have the meaning set forth in the seventh "WHEREAS" clause of the preamble to this Agreement.

     "Urban Renewal Project" shall have the meaning set forth in the first "WHEREAS" clause of the preamble to this Agreement.

     "Urban Renewal Project Area" shall have the meaning set forth in the first "WHEREAS" clause of the preamble to this Agreement.

     "Zoning Ordinance" means the Zoning Ordinance of the City of Yonkers.


                      ARTICLE II. THE PRIVATE IMPROVEMENTS

Section 2.1 Private Improvements. The Private Improvements shall consist principally of a commercial office and retail building (the "Building") that will occupy substantially the entire area of the Building Site, and will contain the following principal elements:

(a)  On  the  ground  floor  of  the  Building,   retail  facilities  containing
     approximately nine thousand (9,000) square feet of gross floor area;

(b) On the second, third, fourth, fifth and sixth floors of the Building, commercial office facilities containing, in the aggregate for all five floors combined, approximately sixty thousand (60,000) square feet of gross floor area; and

                              - EX-10.32 Page 8 -

(c)  Uses and improvements appurtenant and accessory to the foregoing uses.

(d) Nothing contained in this Section 2.1 shall be deemed to relieve the Developer from compliance with any requirements or restrictions of the Zoning Ordinance or of the PDR Approvals, or any requirements or restrictions set forth in the FGEIS or in the Statement of Findings (as modified by the Negative Declaration), with respect to the redevelopment or use of the Building Site.


                       ARTICLE III. SALE OF BUILDING SITE

Section 3.1 Terms of Sale. The Agency agrees to sell the Building Site to the Developer and the Developer agrees to purchase and take the Building Site from the Agency, on the Closing Date (as defined in Section 4.2 below), subject to the terms and conditions of this Agreement.

Section 3.2 Purchase Price. The purchase price is FIVE HUNDRED THOUSAND AND 00/100 ($500,000.00) DOLLARS, payable by the Developer to the Agency as follows:

(a) FIVE HUNDRED THOUSAND AND 00/100 ($500,000.00) DOLLARS, less a credit in the amount of TWENTY FIVE THOUSAND AND 00/100 ($25,000.00) DOLLARS for parking permits pursuant to Section 7.9 herein, as evidenced by a Purchase Money Mortgage and Note executed by the Developer in favor of the Agency substantially in the from thereof attached hereto as Exhibit K. The interest rate on the Purchase Money Mortgage shall be at the same rate as the Section 108 Loan. Interest and principal payments due under the Purchase Money Mortgage shall be deferred until the earlier of Eighty (80%) Percent lease-up of the Building (excluding owner occupancy) or two (2) years from the Closing Date. The Purchase Money Mortgage shall fully amortize over a five (5) year period commencing on the date of the first payment.

(b) The Purchase Money Mortgage shall be subject and subordinate to the mortgages in connection with the Financing Commitment and the Section 108 Loan.


                   ARTICLE IV. CLOSING; CONDITIONS OF CLOSING

Section 4.1 Time and Place of Closing. The closing (the "Closing") shall take place at the offices of the Agency, 87 Nepperhan Avenue, Yonkers, New York, or at the offices of the Developer's mortgage lender or of said lender's attorneys, at 10:00 A.M. on a date determined in accordance with Section 4.2 below.

Section 4.2 Date of Closing. The date on which the Closing shall occur (such date, as the same may be adjourned in accordance with the provisions of this Agreement, being herein referred to as the "Closing Date") shall be on or about November 15, 2001, or as soon thereafter as possible at a time mutually satisfactory to the Developer and the Agency.

Section 4.3 Conditions of the Developer's Obligation to Close. The obligation of the Developer to close hereunder is expressly conditioned upon the fulfillment by and as of the Closing Date of each of the conditions listed below, provided, however, that the Developer at its election, evidenced by notice delivered to the Agency prior to or at the Closing, may waive any or all of the following conditions:

(a) All representations, warranties, acknowledgments and covenants made by the Agency in this Agreement shall be true and correct in all material respects and shall continue to be true and correct in all material respects at the date of Closing.

(b) All Governmental Approvals that are required to be obtained by the Agency hereunder and that are required for the construction, occupancy and financing of the Private Improvements shall have been granted and shall be in full force and effect beyond all applicable appeal periods.

                              - EX-10.32 Page 9 -

(c) There shall not be any lawsuits or legal proceedings pending which, if successful, would prevent or materially interfere with the use and development of the Private Improvements, or prevent or materially interfere with the development of the Garage, or prevent or prohibit the Section 108 Loan or the EDI Grant in accordance with this Agreement or would adversely affect the validity of this Agreement or any Governmental Approvals. If any lawsuit or legal proceedings continues for over two years after the date of commencement thereof, the Developer or the Agency may elect to terminate this Agreement, unless it is reasonable to anticipate that a final non-appealable decision or determination will be rendered within a single additional ninety day period, in which case, if (a) such decision or determination is not rendered within such single ninety-day period, or (b) any such decision or determination rendered within such single ninety-day period prevents or materially interferes with the development of the Private Improvements or the Garage in accordance with this Agreement or prohibits or prevents the Section 108 Loan or the EDI Grant, then either party may elect to terminate this Agreement. This termination right is in addition rather than in place of any other rights to terminate.

(d) No laws, statutes, ordinances, governmental orders, regulations, rules or requirements shall have been enacted, adopted, issued or otherwise promulgated by any Governmental Agency, and/or shall be in force, that would prevent or materially interfere with the use and development of the Building Site in accordance with this Agreement, the Conceptual Plan, the Building Construction Plans, as may have been modified in accordance with this Agreement, or the Governmental Approvals or would prevent or prohibit the Section 108 Loan or the EDI Grant; and of which impediment the Developer has informed the Agency with reasonable promptness.

(e) The Agency shall own good, marketable and insurable (by First American Title Insurance Company of New York or other title insurance company licensed in the State of New York) fee simple title to the Building Site, and shall be able to convey the Building Site to the Developer pursuant to this Agreement, subject only to the Permitted Exceptions.

(f) The Construction Plans shall have been approved as provided in Article V below.

(g) The Developer shall have obtained and accepted the Financing Commitments and shall have provided to the Agency evidence thereof as required in this Agreement.

(h) The City's Office of Economic Development shall have (i) issued its commitment to provide the Section 108 Loan to the Developer, (ii) provided to the Developer a copy of DHUD's written approval of the Section 108 Loan, and (iii) notified the Developer that the City is ready to proceed to closing of the Section 108 Loan.

(i) DHUD shall have approved the EDI Grant, the Grant Agreement shall have been executed and delivered, and all conditions of the advance of grant proceeds set forth in such Grant Agreement shall either have been satisfied, or will, upon the occurrence of the Closing, be satisfied.

(j) The City shall have placed the Building Site in Buildable Condition, shall have entered into Construction Agreements for the construction of the Garage, and shall have provided to the Developer either (i) a copy of the notice to proceed with the construction of the Garage issued to the appropriate Contractors by the City Engineer, or (ii) written confirmation signed by the City Engineer stating the City Engineer is prepared to issue a notice to proceed with the construction of the Garage promptly following, and subject only to, the Closing hereunder.

(k) The Agency shall have assisted Developer to the extent legally possible with respect to obtaining available Parking Spaces pursuant to Section 7.9 herein.

Section 4.4 Conditions of Agency's Obligation to Close. The obligation of the Agency to close hereunder is expressly conditioned upon the fulfillment by and as of the Closing Date of each of the conditions listed below, provided, however, that the Agency at its election, evidenced by written notice delivered to the Developer prior to or at the Closing, may waive any or all of the following conditions:

                              - EX-10.32 Page 10 -

(a) All representations, warranties, acknowledgments and covenants made by the Developer in this Agreement shall be true and correct in all material respects, and shall continue to be true and correct in all material respects as of the date of Closing.

(b) All Governmental Approvals that are required to be obtained by the Agency or the City hereunder and that are required for the construction of the Private Improvements shall have been granted and shall be in full force and effect beyond all applicable appeal periods.

(c) There shall not be any lawsuits or legal proceedings pending which, if successful, would prevent or materially interfere with the use and development of the Private Improvements, or prevent or materially interfere with the development of the Garage, prevent or prohibit the Section 108 Loan or the EDI Grant, in accordance with this Agreement or would adversely affect the validity of this Agreement or any Governmental Approvals. If any lawsuit or legal proceedings continues for over two years after the date of commencement thereof, the Developer or the Agency may elect to terminate this Agreement, unless it is reasonable to anticipate that a final non-appealable decision or determination will be rendered within a single additional ninety day period, in which case, if (a) such decision or determination is not rendered within such single ninety-day period, or (b) any such decision or determination rendered within such single ninety-day period prevents or materially interferes with the development of the Private Improvements or the Garage in accordance with this Agreement or prohibits or prevents the Section 108 Loan or the EDI Grant, then either party may elect to terminate this Agreement. This termination right is in addition rather than in place of any other rights to terminate.

(d) All Governmental Approvals that are required to be obtained by the Developer and that are required for the construction, occupancy and financing of the Private Improvements shall have been granted and shall be in full force and effect beyond all applicable appeal periods.

(e) No laws, statutes, ordinances, governmental orders, regulations, rules or requirements shall have been enacted, adopted, issued or otherwise promulgated by any Governmental Agency, and/or shall be in force, that would prevent or materially interfere the use and development of the Building Site or the Garage Site in accordance with this Agreement, the Conceptual Plan, or the Governmental Approvals or would prevent or prohibit the Section 108 Loan or the EDI Grant; and of which impediment the Agency has informed the Developer with reasonable promptness.

(f) The Developer shall have obtained and shall have accepted Financing Commitments from its equity investor(s) and Institutional Lender(s) in the standard forms of such commitments typically issued by such investor(s) and lender(s), and, not less than ten (10) days prior to the applicable Closing Date hereunder, shall have provided copies thereof, showing signatures, to the Agency, and the Agency, acting reasonably, shall have approved such Financing Commitments, it being agreed that such Financing Commitments shall be approved unless the Agency, acting reasonably, determines within five (5) days of receipt of the Financing Commitments, that (i) the aggregate amount of the Financing Commitments is not sufficient for completion of the Private Improvements, or (ii) the conditions of or limitations on advances of funds after the closing thereunder are inconsistent with the orderly and (except as contemplated herein) uninterrupted progress of the Developer's construction work in accordance with the construction schedule referred to in Sections 5.2 and 5.3 below; or (iii) the terms and conditions of such Financing Commitments are inconsistent with the terms and conditions of this Agreement or of the
     Section 108 Loan Commitment. In the case of the Financing Commitment from the Developer's Institutional Lender, the Developer shall have paid all loan commitment fees and other pre-loan-closing expenses (e.g., appraisal, environmental, engineer's review) required in the commitment.

(g)  The Building Construction Plans shall have been approved in accordance with
     Article V below.

                              - EX-10.32 Page 11 -

(h) The Developer shall have delivered to the City a copy of a fully executed Construction Agreement for the Private Improvements, and the performance and payment bonds required to be provided by the Contractor for the Private Improvements in accordance with this Agreement.

(i) The City's Office of Economic Development shall have (i) issued its commitment to provide the Section 108 Loan to the Developer, (ii) provided to the Developer a copy of DHUD's written approval of the Section 108 Loan, and (iii) notified the Developer that the City is ready to proceed to closing of the Section 108 Loan.

(j) DHUD shall have approved the EDI Grant, the Grant Agreement shall have been executed and delivered, and all conditions of the advance of grant proceeds set forth in such Grant Agreement shall either have been satisfied, or will, upon the occurrence of the Closing, be satisfied.

(k) Immediately following the execution of this Agreement, Developer shall obtain an appraisal of the Building Site on an as-built basis.

Section 4.5 Closing Transactions. The following transactions and deliveries shall occur at the Closing:

(a) The Agency shall execute, acknowledge and deliver to the Escrow Agent, in escrow pursuant to Section 7.6 hereinbelow:

     (i)  the Deed,  in the form  attached  to this  Agreement  as Exhibit  "F",
          acknowledged   and  ready  for   recordation  in  the  Office  of  the
          Westchester County Clerk, Land Records Division; and

     (ii) The executed Purchase Money Mortgage and Note in accordance with the Escrow Agreement and Section 7.6 below.

(b) Each of the parties shall execute and deliver to the Escrow Agent such New York State and City of Yonkers Real Property Transfer Tax Returns and Real Property Transfer Reports and other documents as shall be necessary to enable the Escrow Agent to record the Deed upon the termination of the Escrow.

(c) The Developer and the Agency shall execute and deliver the Escrow deliver the Escrow Agreement with the Escrow Agent.

(d) The Agency shall deliver to the Developer the written opinion of the Corporation Counsel of the City in form reasonably satisfactory to the Developer (assuming that all signatures are genuine, and further assuming that all documents presented to such counsel as copies conform with the originals) or other evidence confirming: (1) the due and valid issuance and effectiveness of any Governmental Approvals over which the Agency, or the City, the City Council or any City Board, Department, Office or other City agency has jurisdiction; (2) the due authorization by the Agency and the City of this Agreement and all other agreements pertaining to the transactions contemplated by this Agreement to which the Agency or the City is a party; (3) the power and authority of the Agency and City signatories to execute all such agreements or instruments on behalf of the Agency and the City respectively; and (4) that these agreements or instruments constitute binding obligations of the Agency and the City, enforceable in accordance with their terms.

(e) the Developer shall deliver to the Agency a current certificate of good standing of the Developer and a copy the Certificate of Incorporation of the Developer.

(f) the Developer shall deliver to the Agency the written opinion of counsel to the Developer, in form reasonably satisfactory to the Agency (assuming that all signatures are genuine, and further assuming that all documents presented to such counsel as copies conform with the originals), stating
     (1) that the Developer is a corporation duly organized and validly existing under the laws of the State of Nevada and qualified to do business in the State of New York; (2) the Developer has the power to enter into the transactions contemplated by this Agreement, including, without limitation,


                              - EX-10.32 Page 12 -
     entry into this Agreement; (3) all actions by the Developer required to be authorized in the transactions contemplated by this Agreement, including, without limitation, entry into this Agreement have been duly authorized;
     (4) this Agreement and all documents required to effectuate the transactions contemplated hereby which are to be executed by the Developer (including, without limitation, all agreements and instruments to be executed by the Developer at the Closing) have been duly executed and delivered by the Developer, and constitute binding obligations of the
     Developer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganizations, moratoriums or similar laws affecting the enforcement of creditors' rights generally and by legal and equitable limitation on the enforceability of specific remedies; and

(g)  [Reserved]

(h) The Developer shall deliver to the Agency copies of resolutions adopted by the Developer, authorizing the execution and delivery of this Agreement and the performance of the Developer's obligations hereunder, accompanied by a certificate signed by the Secretary of the Developer, certifying as to the due adoption and current effectiveness of such resolutions.

     (i) The initial advance of proceeds of the Section 108 Loan obtained by the Developer for the construction of the Private Improvements shall be made by the City, at the same rate of interest as the Section 108 Loan plus 150 basis points, in an amount not less than Fifty Thousand ($50,000.00) Dollars, and future advances of such loan shall not be subject to any conditions that remain unsatisfied as of the Closing Date, other than customary conditions pertaining to the lender's procedure for processing and approving advances, and conditions reflecting the non-availability of the Building Site for Private Construction Work during the Staging Period. It is the intent of the Developer to request advances under the Section 108 Loan in tandem with the construction financing for the Project in order to rate lock in the year 2002.

(j) One or more of the equity investors whose Financing Commitments have been submitted and approved by the Agency, prior to the Closing, under Section
     4.4 (f) above, shall or shall have contributed not less than $100,000.00 in funds for the payment of costs of construction of the Private Improvements and related architectural, engineering, legal, accounting, planning and other development costs.

(k) If the City or Agency is exempt from paying real property transfer taxes, the Developer shall pay all such taxes as may be required by law in connection with the conveyance of the Building Site to the Developer.

(l) All monies payable under this Agreement, unless otherwise specified, shall be either:

     (i)  Cash, but not over $1,000.00;

     (ii) Good,  current  check of the  Developer up to the amount of $2,000.00;
          and

     (iii)Good certified check of the Developer, or official check of any bank, savings bank or trust company, if more than $2,000.00.

(m) Money payable to the Agency at the Closing, other than the purchase price, may be by check of the Developer up to the amount of $2,000.00; or

(n) The following shall be adjusted as of the date of the Closing: (i) real estate taxes and any other state, county or municipal charges; (ii) any special assessments; (iii) water, gas, electric and sewer charges, it being agreed that the Agency shall obtain prior to Closing final readings of all metered accounts; and if the Closing shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation. Any errors or omissions in computing apportionments at Closing shall be corrected. This provision shall survive the Closing for a period of six months.

                              - EX-10.32 Page 13 -

(o) All real property transfer taxes payable as of the date of the Closing by reason of the conveyance provided for in this Agreement and any costs related to the recordation of the Deed or any instruments to be recorded as contemplated in this Agreement shall be paid by the Developer. The Developer shall pay the costs of any title insurance or surveys obtained by the Developer. All other closing costs not specifically allocated by this Agreement shall be adjusted in accordance with local custom in Westchester County, as determined by the Title Company.

(p) The Agency has the option to credit the Developer as an adjustment of the purchase price with the amount of any unpaid taxes, assessments, water charges and sewer charges, together with any interest and penalties thereon, to a date not less than five (5) business days after the Closing. If there is anything else affecting the sale, which the Agency is obligated to pay and discharge at Closing, the Agency may use any portion of the purchase price to discharge it. The Agency may deposit money with the Title Company to assure discharge of any unpaid taxes, assessments, water charges and sewer charges, together with any interest and penalties thereon, to a date not less than five (5) business days after the Closing, but only if the Title Company will insure the Developer's title clear of the matter or insure against its enforcement out of the Building Site.

Section 4.6 Failure to Close. In the event that on March 30, 2002, (the "Final Date") the transaction contemplated herein has not closed, as determined under
Section 4.2 above, or on any adjourned Closing Date determined in accordance with this Section 4.6, and the Agency or the Developer, as the case may be (the "performing party") has fulfilled all conditions of said performing party's obligation to close hereunder, and such other party (the "non-performing party") has not, for any reason, other than Unavoidable Delay as provided below in this subsection, satisfied all conditions of the non-performing party's obligation to close hereunder as set forth in Section 4.3 or 4.4 above, whichever is applicable, then such performing party shall have the right to terminate this Agreement upon thirty (30) days written notice to such non-performing party, and unless, during such thirty (30) day period, either (a) the performing party entitled to terminate shall waive such conditions as provided above and agree to proceed to Closing as hereinafter provided, or (b) such conditions shall be satisfied in which event the parties will proceed to Closing as hereinafter provided, then this Agreement shall immediately terminate and become null and void, and neither party shall have any further rights hereunder or obligations to the other of any nature hereunder or by reason hereof, except that with respect to a failure to satisfy any conditions of the Closing that results from a non-performing party's default under this Agreement, the provisions of this Agreement pertaining to such default, and to the parties' respective rights, remedies and obligations in connection with such default, shall be applicable in addition to, or (in the performing party's discretion) as an alternative to the performing party's aforesaid right of termination. If within such thirty (30) day notice period (1) the performing party shall waive the unsatisfied conditions as described in clause (a) above, or (2) the remaining unsatisfied conditions are satisfied, then the Closing shall occur within thirty (30) days following such waiver or satisfaction, as the case may be. In addition to adjournments provided for above in the case of Unavoidable Delay, either party to this Agreement may, at the request of the other party, elect to grant to such requesting party an adjournment for the purpose of affording such requesting party additional time to perform its pre-closing obligations, it being agreed that: i) the party of whom such request is made may, in its sole and absolute discretion, elect to refuse such adjournment, for any reason or for no reason, and any such refusal shall have no effect on the rights and obligations of the parties under the other provisions of this Agreement; and ii) if an adjournment is granted under this sentence, the Final Date, shall be adjusted to reflect such adjournment.

                         ARTICLE V. ARCHITECTURAL PLANS

Section 5.1 Employment of Architects. The Developer has selected and employed Grad Associates, PA as the Building Architect. The Developer shall continue to retain Grad Associates, PA, or another licensed architect or architectural firm that has comparable experience and reputation for design quality and is reasonably acceptable to the Agency, to design the Private Improvements.



                              - EX-10.32 Page 14 -

Section 5.2 Building Construction Plans. Attached to this Agreement as Exhibit "B" is a list of drawings, prepared by the Building Architect and a Preliminary Construction Schedule. The Agency hereby approves such drawings as the approved "Building Construction Plans" for all purposes under this Agreement. The Developer hereby confirms that it is has not relied and is not relying upon any architectural materials of any kind pertaining to the Private Improvements, heretofore provided by the City to the Developer or the Building Architect; and that neither the Agency nor the City has made any representations to the Developer or the Building Architect as to the completeness, accuracy, economy or buildability of such architectural materials or the development depicted therein, with respect to all of which the City and the Agency hereby disclaim any and all responsibility; and that the Developer is relying solely on its own judgment and on the work product and advice provided by the Building Architect and Developer's other professional consultants, for all analysis and conclusions concerning the completeness, accuracy, economy or buildability of the Building Construction Plans.

Section 5.3 Construction Schedule Updates. At the Closing, and thereafter from time to time at the request of the Agency, the Developer will provide updated and more detailed construction schedules.

Section 5.4 Modifications of Plans by the Developer. If the Developer wishes to make material modifications to the approved Building Construction Plans, either directly to the Building Construction Plans or through subsequent more detailed plans, which material modifications are not necessitated by Agency modifications to the Garage Plans, the Developer shall submit the proposed modifications to the Agency for review and approval. Any such submission shall clearly identify all changes, omissions and additions as compared to the approved Building Construction Plans. If the Agency determines, in its reasonable judgment, that the proposed modifications conform to the requirements of this Agreement and are substantially consistent with the approved Building Construction Plans, the Agency shall so notify the Developer and the Developer shall perform its construction obligations under this Agreement in accordance with such plans as so modified. If the Agency determines, in its reasonable judgment, that the proposed modifications are not acceptable, the Agency shall so notify the Developer in writing, specifying in reasonable detail in what respects they are not acceptable, and the Developer shall either (a) withdraw the proposed modifications, in which case, construction of the Private Improvements shall proceed on the basis of the plans previously approved by the Agency, or (b) revise the proposed modifications in response to the Agency's objections, and resubmit such modifications to the Agency for review and approval within thirty
(30) days after such notification from the Agency. Each review by the Agency under this Section 5.4 shall be carried out within thirty (30) days following the date of submission by the Developer of the proposed change and such modification shall be deemed approved if not rejected in whole or in part in writing within such period.

Section 5.5 Plan Submission for Building Permit. The Developer will submit Construction Plans to the Agency no later than it submits Construction Plans to the Building Department in connection with its building permit application. The Construction Plans shall be subject to review and approval by the Agency, with respect to any material modifications from the Building Construction Plans in accordance with Section 5.4.

Section 5.6 Compliance with Requirements. The Building Construction Plans shall comply with the Requirements. The responsibility to assure such compliance shall rest with the Developer. The Agency's approval of any plans under this Article V shall not be, nor shall it be construed to be or relied upon as, a determination that such plans comply with the Requirements.

Section 5.7 Garage Plans. On or before the date of this Agreement, the Agency shall have delivered to the Developer the Garage Plans. The Developer hereby acknowledges receipt of the Garage Plans, and confirms the consistency and compatibility of the Garage Plans with the Building Construction Plans. If after the date of this Agreement the Garage Plans are modified, the Agency shall furnish such modification to the Developer, it being agreed that prior to making any material modification the City shall coordinate and consult with the Developer concerning the same.



                              - EX-10.32 Page 15 -

Section 5.8 Ownership of Drawings, Specifications and Documents. All architectural and engineering drawings, specifications and documents ("Architectural Materials") prepared in connection with the design, development and construction of the Garage shall be the property of the City. All Architectural Materials prepared in connection with the design, development or construction of the Private Improvements shall be the property of the Developer, subject, however, to the rights of the architect pursuant to the agreement for architectural services between the Developer and the architect which rights will not prevent the City from using these Architectural Materials for review purposes and for purposes of allowing coordination with the development and construction of the Garage, and for dealing with other Governmental Agencies from which approvals are required in connection with the Garage; or to facilitate compliance by the Agency or City with legal requirements pertinent to the Building Site. Moreover, in the event that this Agreement is terminated under Section 12.2 below by reason of a default by the Developer, the Agency shall have the right, subject to the agreement for architectural services between the Developer and the Building Architect, to use the Architectural Materials to enable a successor developer to construct the Private Improvements, provided, that such successor shall indemnify and hold harmless the Developer with respect to any damages, loss or liability incurred by the Developer in connection with or arising from such use of the Architectural Materials. In the event that this Agreement is terminated by either party under any other provision of this Agreement, then the provisions of the preceding sentence shall be applicable but, in addition, the Agency shall require any successor developer that make use of the Architectural Materials to reimburse the Developer for any expense, properly documented by paid bills and invoices, incurred by the Developer to third parties in connection with the preparation, completion or modification of the Architectural Materials .


           ARTICLE VI. CONSTRUCTION OF PUBLIC AND PRIVATE IMPROVEMENTS

Section 6.1 Preliminary Agency Work. Not later than thirty (30) days following the date of this Agreement, or as soon thereafter as possible, the Agency shall commence or cause to be commenced the construction on the Building Site of the shared footings, the wall separating the Garage and the Building, architecturally attractive sidewalks, street lights, benches and other on-site utilities included in and necessary to prepare the Building Site for the Private Improvements (collectively, the "Preliminary Agency Work"). The Preliminary
Agency Work shall be performed with all reasonable diligence and without interruption, subject to Unavoidable Delays. The Preliminary Agency Work shall be completed (as determined by the Building Architect after consultations with the City Engineer and the Director of Downtown and Waterfront Development) in a good and workmanlike manner in accordance with the Building Construction Plans, the Requirements and this Agreement, subject to Unavoidable Delays.

Section 6.2 Garage Construction Staging. For a period not to extend past December 31, 2001 or as soon thereafter as possible but, in any event, no later than March 30, 2002, following the completion of the Preliminary Agency Work, the City and its contractors shall have the right to enter upon the Building Site in order to (a) construct or complete the northerly half of the Shared Footings, (b) construct the wall between the Garage and the Building and (c) utilize the Building Site as a staging area in support of the construction of the Garage. During such period (the "Staging Period") the Developer and its contractors shall suspend all work on the Building Site, except as may be expressly agreed in writing by the Developer and the City Engineer. To the extent possible, the Agency's Contractor and the Developer's Contractor shall meet and coordinate the building of both foundations simultaneously, during the Staging Period. Upon the expiration of the Staging Period the City shall end all construction staging activities on the Building Site, and within ten (10) days following the expiration of the Staging Period, the City and its contractors shall remove all tools, equipment, construction debris and materials from the Building Site.

Section 6.3 Construction of the Garage. Not later than thirty (30) days following the execution of this Agreement or as soon thereafter as possible, but in any event, not later than March 30, 2002, the construction of the Garage (the "City Construction Work") shall commence, it being agreed that such construction shall be coordinated with the Preliminary Agency Work and with the Private Construction Work (as hereinbelow defined) and shall be performed diligently and without interruption, subject to Unavoidable Delays. The Garage shall be opened for use by the public no later than December 31, 2002 or as soon thereafter as possible.

                              - EX-10.32 Page 16 -

Section 6.4 Shared Footings. The parties acknowledge that certain of the subsurface footings and piers to be constructed astride the common property line of the Building Site and the Garage Site (the "Common Boundary"), and in accordance with the Garage Plans, are intended and designed to provide support for the Building as well as for the Garage (such shared footings being herein referred to as the "Shared Footings"). Except as provided in Section 7.6 below in this Agreement, the Shared Footings shall be constructed by the City at its expense during the period in which the Agency is performing the Preliminary Agency Work, and shall be completed not later than December 31, 2001, or as soon thereafter as possible.

Section 6.5  Resumption,  Completion of the Private  Improvements.  On the tenth
(10th) day following the completion by the City of the removal of all construction materials, construction debris, tools and equipment from the Building Site in accordance with the final sentence of Section 6.2 above such tenth (10th) day being referred to herein as the "Resumption Date", the Developer will resume or cause to be resumed the construction of the Private Improvements (the "Private Construction Work"). Following such resumption the Private Construction Work shall be performed diligently and without interruption, subject to Unavoidable Delay. All Private Construction Work, whether occurring before or after the Resumption Date, shall be coordinated with the Public Construction Work. The Private Improvements shall, subject to Unavoidable Delay, be Completed no later than either (a) one (1) year following the date on which a Certificate of Occupancy or Certificate of Completion is issued for the Garage (excluding interior finishing of the Parking Authority offices to the provided therein) by the Department of Housing and Buildings, or
(b) two (2) years following the Closing Date, whichever of (a) or (b) shall first occur.

Section 6.6 Coordination. Prior to the Closing and thereafter during the construction of the Private Improvements and the Garage, the parties shall cooperate to coordinate the Developer's construction schedule with that of the City, and for such purpose the representatives and consultants of the parties shall meet regularly to assure such coordination. The Agency shall be responsible for arranging to have the City Engineer and other City Officials participate in such coordination activities.

Section 6.7 Construction Agreements. Contracts for the Private Construction Work must be with reputable and qualified contractors considering industry standards for the area and the requirements in this Agreement. Prior to the Closing the Developer shall enter into a Construction Agreement with a construction Contractor to perform the Private Improvements. The Developer shall require that such Contractor shall, throughout the entire period of construction of the Private Improvements for which it is responsible, maintain in full force and effect performance and payment bonds, issued by a surety company licensed to do business in the State of New York, for the full value of the Private Improvements for which it is responsible.

Section 6.8 Certificate of Completion.

(a) Promptly after Final Completion of the Private Improvements, in accordance with those provisions of this Agreement relating solely to the obligations of the Developer to construct said Private Improvements (including the dates for commencing construction and for Final Completion set forth in
     Article VI in this Agreement), the City will furnish the Developer with an appropriate instrument so certifying (a "Certificate of Completion"). Such certification by the City shall be (and it shall be so provided in the Deed with respect to the Building Site), a conclusive determination of satisfaction and termination of the agreements and covenants in this Agreement and in said Deed with respect to the obligations of the Developer, and its successors and assigns, to construct the Private Improvements on said Building Site and the dates for the commencement and Final Completion as aforesaid. Such certificate shall not be unreasonably denied by the City.

(b) The certification provided for in this Section 6.8 shall be in such form as will enable it to be recorded in the Office of the Clerk of the County of Westchester, Division of Land Records. If the City shall refuse or fail to provide any certification in accordance with the provisions of this Section, then the City shall, within twenty (20) days after written request



                              - EX-10.32 Page 17 -
     by the Developer, provide the Developer with a written statement, indicating in detail in what respects the Developer has failed to materially complete the Private Improvements on the Building Site in accordance with the provisions of this Agreement and what measures or acts will be necessary, in the reasonable opinion of the City, for the Developer to take or perform in order to obtain such certification. If the City fails to provide the Developer with such written statement within the aforesaid twenty (20) day time period, then the Developer shall furnish the City with notice in writing of such failure and if the City fails within fifteen (15) days after its receipt of such notice to provide the Developer with such written statement, the Private Improvements shall be deemed to have been completed as if the Certificate of Completion had been issued therefor.

             ARTICLE VII. ADDITIONAL AGREEMENTS BETWEEN THE PARTIES

Section 7.1 Governmental Approvals.

(a) The Agency and the Developer shall each apply for, as soon as practicable after the date hereof, and shall pursue with due diligence, all Governmental Approvals for which each party is responsible, as set forth below:

     (i) The Agency is responsible for applying for and obtaining, or causing the City to apply for and obtain, all governmental permits, certificates and approvals necessary for the construction, use and operation of the Garage, including the Shared Footings; all DHUD approvals necessary for the Section 108 Loan and the EDI Grant; and all municipal approvals necessary for the designation of the Building Site and the Garage Site as separate Tax Lots.

     (ii) The Developer is responsible for applying for and obtaining all governmental permits, certificates and approvals, including, but not limited to environmental approvals under SEQRA and zoning variances necessary for the construction, use and operation of the Private Improvements; all municipal approvals necessary for the issuance of the Section 108 Loan Commitment; and the real property tax incentives referred to in Section 7.5 below.

(b) In the event that either party to this Agreement shall determine that additional Governmental Approvals are required, such party shall promptly notify the other party of such fact, including a projected date for the obtaining of such Governmental Approvals.

(c) The costs of obtaining the Governmental Approvals, which shall include, without limitation, filing fees and fees of attorneys and consultants, shall be paid by the party responsible for obtaining such permit or approval as described in Paragraph (a) above.

(d) The failure of a party to obtain the Governmental Approvals required to be obtained by such party shall constitute an Event of Default hereunder unless, despite such party's commercially reasonable efforts, circumstances beyond the control of such party preclude it from obtaining such Governmental Approvals.

Section 7.2 Action to Achieve Buildable Condition. (a) The Agency shall place the Building Site in "Buildable Condition" prior to the Closing, except as noted below, or arrange with the City of Yonkers for the City to do so, at the Agency's or the City's expense. The Building Site shall be deemed to be in Buildable Condition at such time as each of the following have been accomplished:

     (i) Underground storage tanks, if any, shall have been removed from the Building Site in accordance with applicable law and any contamination resulting therefrom remediated as required under all applicable laws.

     (ii) All underground utilities have been removed from the Building Site, or, if not likely to constitute a significant or unusually costly obstacle to construction as reasonably determined by the Developer, have been closed off and abandoned in place;



                              - EX-10.32 Page 18 -

     (iii)All excavations made for any of the foregoing purposes have been backfilled with clean fill containing no Hazardous Substances as evidenced by the Phase I environmental reportss, and such fill has been leveled and rolled.

Section 7.3 Hazardous Substances. The Agency or City shall reimburse the Developer for the cost of excavating and removing any soil containing Hazardous Substances encountered after the Closing in the course of construction of the Private Improvements, if and to the extent that excavation and/or removal shall be necessary in order to comply with applicable laws, rules and regulations, provided that the Developer has given the Agency written notice thereof and a reasonable time to respond to such notice. The Developer shall comply with all applicable laws, rules and regulations in excavating, temporary storage within the Urban Renewal Project Area, transporting or disposing of any Hazardous Substances from the Building Site. The City will reimburse the Developer for one hundred (100%) of the total amount of all out-of-pocket costs incurred by the Developer to complete this work, including but not limited to costs related to excavation and removal, transportation, disposal and related requirements, such as monitoring, and preparation of worker health and safety plans. The City will pay this amount to the Developer within thirty (30) days following the first City budget approved after this work is performed, or one year after this work is performed, whichever is earlier. Regardless of any contrary provisions contained herein, the time for completion of the Private Improvements set forth in Section 6.1 shall be extended to reflect the time reasonably required by the Developer to complete any work required under this Section 7.3. Also, to help avoid delays in construction of the Private Improvements the City shall provide an off-site location within the Urban Renewal Project Area to store any soil the Developer reasonably believes to contain Hazardous Substances, and that cannot be stored on the Building Site without interrupting construction.

Section 7.4 Financial Assistance.

     (a) The City of Yonkers has been informed by the Federal Department of Housing and Urban Development ("DHUD") that the redevelopment of the Building Site contemplated in this Agreement is eligible for up to Three Million ($3,000,000.00) Dollars of financial assistance through a loan (the "Section 108 Loan") made by the City to the Developer under the City of Yonkers Section 108 Loan Guarantee Program. The City's Office of Economic Development has informed the Developer that under the City's program the City would be willing to subordinate such a Section 108 Loan and the mortgage securing it to the construction mortgage loan financing and the permanent loan financing obtained by the Developer from an Institutional Lender. The specific terms and conditions of the Section 108 Loan must be negotiated with the City's Office of Economic Development and set forth in a loan commitment issued to the Developer. Such commitment is subject to approval by the City Council of the City, and the terms and conditions of the Section 108 Loan are also subject to final approval by DHUD.

     (b) City Council and DHUD approval of the Section 108 Loan will qualify the Developer to receive from DHUD additional financial assistance of up to One Million ($1,000,000.00) Dollars for the proposed redevelopment of the Building Site, through an Economic Development Initiative ("EDI") Grant.

     (c) The Developer agrees to use its prompt and diligent efforts to assist the City in completing the City and DHUD application and approval procedures for obtaining the Section 108 Loan and the EDI Grant and, in furtherance of this objective, to promptly provide the City with any and all information needed to complete the application process. Attached to this Agreement as Exhibit "G" is a letter from the Director of the Office of Economic Development of the City confirming to the Developer the City's intention to use its best efforts to conclude all application and commitment procedures as quickly as possible. The Agency, as owner of the Building Site, agrees to use its good relations with the City and DHUD to support and expedite these procedures.

Section 7.5 Real Property Tax Incentives. The Developer shall, upon making a timely application obtain certification as a Qualified Empire Zone Enterprise ("QEZE"), and shall be entitled to obtain the tax benefits afforded to a QEZE under the New York State Empire Zone Program.

                              - EX-10.32 Page 19 -

Section 7.6 Closing Escrow. At the Closing hereunder the Developer and the Agency shall execute and deliver an escrow agreement, in the form annexed to this Agreement as Exhibit "H" (the "Escrow Agreement"), to be executed also at such time by a third party acceptable to the Developer and the Agency to serve as the "Escrow Agent" thereunder, it being hereby agreed by the Developer and the Agency that the Title Company is an acceptable entity to serve as the Escrow Agent. At the Closing, the Escrow Agent shall receive in escrow the documents and check(s) identified to be so delivered in Section 4.5 (a), (b) and (c) of this Agreement (such documents and the funds deposited in accordance with the Escrow Agreement being referred to herein collectively as the "Escrowed Documents"). The Escrow Agent shall hold the Escrowed Documents until a date (the "Escrow Release Date") which shall be the earlier of (a) or (b) below: (a) the date on which the following shall have occurred:

     (i) the closing of the Developer's construction loan provided by an institutional lender and the initial advance of proceeds of such loan in an amount not less than $100,000;

     (ii) completion of the Preliminary Agency Work, as determined by the Building Architect; and

     (iii)completion of the Shared Footings, as determined by the Building Architect and the City Engineer; or (b) the date determined under
          Section 7.7 below.

Section 7.7 Developer's Right to Proceed. If for any reason pertaining to the Garage or the construction thereof, including Unavoidable Delay, the Agency shall fail to proceed to Closing hereunder at a time when the Developer shall have satisfied all conditions of Closing for which the Developer is responsible under Section 4.4 of this Agreement, and such failure by the Agency continues to a date at least six (6) months from the date of this Agreement, then in addition to all other rights and remedies of the Developer (other than termination of this Agreement) under Section 12.4 below, the Developer shall have the right to deliver to the Agency a notice specifying a date for Closing which shall be thirty (30) days from the date of delivery of such notice, and on such thirtieth
(30th) day (if a business day, and if not then on the first business day thereafter) the Agency shall promptly proceed to Closing hereunder, unless the Agency is then legally prohibited from doing so by any judicial or administrative order, judgment, injunction or decree. If the Closing shall occur as provided in this Paragraph (a), then the Developer shall promptly thereafter proceed with the construction of the Private Improvements as set forth in
Article VI, including the times for commencement and completion set forth therein; and shall construct the Shared Footings in accordance with the Garage Plans as part of the initial phase of such construction. If the Closing shall occur as provided in this Paragraph (a), the escrow provisions of Section 7.6 of this Agreement shall not be applicable, and at the Closing the Developer shall receive a credit against the portion of the purchase price then payable hereunder.

Section 7.8 EDI Grant. In the event that the EDI Grant is payable to the Agency, or in the event that the approval or permission of the Agency is necessary before payment of the EDI Grant to the Developer, the Agency agrees to pay over to the Developer or to grant its approval or permission to have paid to the Developer, as soon as practical after said EDI Grant proceeds become available, so much of the EDI Grant as is applicable to the payment or reimbursement of the soft costs incurred or to be incurred by the Developer in connection with obtaining the Governmental Approvals required by this Agreement to be obtained by the Developer, pre-construction costs and other costs incurred in developing the building and/or construction plans in connection with the Private Improvements and/or any other appropriate soft costs incurred by the Developer in connection with the Project. The agreement by the Agency set forth in this
Section 7.8 with regard to the EDI Grant shall not be conditioned upon or subject to the fulfillment or completion of the obligations of the Developer as set forth in this Agreement. The only condition with regard to the agreement by the Agency as set forth in this Section 7.8, shall be that no Event of Default by the Developer shall have occurred and be continuing beyond applicable notice and grace periods herein.

                              - EX-10.32 Page 20 -

Section 7.9 Parking Spaces. To the extent possible, the Agency agrees to obtain for the beneficial use of the Developer, its successors, assigns, employees, tenants, guests, contractors and/or invitees, at Developer's option, seventy five (75) reserved parking spaces or as many reserved parking spaces in the Garage as are available, at a rate of approximately Forty and 00/100 Dollars ($40.00) per month per parking space with rate increases as imposed on all other permit holders. Said parking spaces shall be renewable on a monthly basis provided that they are paid current. Developer acknowledges that the Agency can not guaranty seniority and/or a definite number of spaces due to the nature of the funding provided for the construction of the Garage.

Section 7.10 Emergency Stairwells and Pedestrian Access to Garage. The Agency agrees to convey to the Developer the notch in the northwest corner of the Garage for the construction and maintenance, at Developer's expense, of a stairway and stairwell for use as emergency egress from the Building. Exclusive access to each such stairwell shall be from each and every floor of the Building including the basement. The Agency shall convey the notch to the Developer at the Closing by Bargain and Sale with Covenants Against Grantor's Acts (the "Stairwell Deed"). The Stairwell Deed shall contain appropriate obligation on the part of the Developer, its successors, tenants, licenses, invitees and/or assigns, to maintain the Stairwell Deed area, and to indemnify, defend and hold the Agency, the City, Yonkers Parking Authority, and/or their respective successors and/or assigns harmless from any and all costs, expense or liability in connection with maintenance of and/or use of the Stairwell Deed area.


                    ARTICLE VIII. USES AND RELATED COVENANTS

Section 8.1 Use of the Building Site. The Developer hereby affirms by covenant that for a period of twenty (20) years following the Closing Date the principal use on the ground floor of the Building shall be commercial retail, and that the principal use of all floors above the ground floor shall be commercial office use, substantially as described in Section 2.1 above.

Section 8.2 Covenants Binding Upon Successors In Interest; Period of Duration. The Deed shall expressly provide that the covenants set forth in this Article VIII hereof shall be covenants running with the land and that they shall, in any event and without regard to technical classification or designation, legal or otherwise, and except only as otherwise specifically provided in this Agreement, be binding, to the fullest extent permitted by law and equity, for the benefit and in favor of, and enforceable by, the Agency, its successors and assigns, against the Developer, its successors and assigns and every successor in interest to the Building Site or any interest therein, and any party in possession or occupancy of the Building Site.

Section 8.3 Other Requirements. Nothing contained in this Article VIII shall be deemed to relieve the Developer from compliance with any requirements or restrictions of the Zoning Ordinance or of the Conceptual Plan or any other Governmental Approvals, or any requirements or restrictions set forth in the FGEIS or in the Statement of Findings or in the Agreement, or the PDR rezoning, site plan approval and related environmental findings made pursuant to the SEQRA Regulations, with respect to the redevelopment or use of the Building Site.

Section 8.4 Compliance with Laws. The Developer, its successors and assigns, shall obey, perform and comply with any and all Requirements of Governmental Authority in any way affecting the Building Site, or the use or condition of the Building Site, including the construction, operation, alteration or demolition of the Private Improvements. The Developer, its successors and assigns, shall have the right to contest in good faith the validity of any such Requirement of Governmental Authority by appropriate legal proceedings, unless such proceedings shall operate to cause the sale of the Building Site or any part thereof, or the placing of any lien thereon or the imposition of fines or other civil or criminal liability prior to the final determination of such proceedings. The Developer shall at its own expense obtain or cause to be obtained any and all licenses and permits necessary for its use of the Building Site, subject to the provisions of this Agreement allocating between the Agency or City and the Developer certain responsibilities for obtaining Governmental Approvals. The Agency or City shall join in the applications for any such licenses and permits and otherwise cooperate, as necessary, to comply with the Requirements of Governmental Authority where the signature of the Agency as owner of the Building Site is required.

                              - EX-10.32 Page 21 -

Section 8.5 Maintenance. The Developer shall maintain the Building Site, the Private Improvements and the equipment in good, sound and safe condition and repair and sightly in appearance. Necessary repairs, maintenance and upkeep will be performed by the Developer so as to preserve the attractive appearance, the physical integrity and the sanitary and safe condition of the building. The Agency or City shall not have any responsibility for the maintenance or repair of the Building Site, the Private Improvements or the equipment. However, upon default in such repairs, maintenance or upkeep, the Developer, its successors and assigns, agree that the necessary repairs, maintenance and upkeep may be done by the Agency or the City at the expense of the Developer, its successors and assigns, from time to time and in keeping with this covenant.

Section 8.6 Landscaped Areas. The area of the Building Site not occupied by structures, vehicular driveways or pedestrian walks, shall be kept planted with grass, trees, plants or shrubbery and maintained in a healthy condition and neat appearance. Upon default in such planting or in its maintenance, the Developer, its successors and assigns, agree that the necessary planting and work may be done by the Agency or the City at the expense of the Developer, its successors and assigns, from time to time and in keeping with this covenant.


            ARTICLE IX. PROHIBITIONS AGAINST ASSIGNMENT AND TRANSFER

Section 9.1 Representations as to Redevelopment. The Developer represents and agrees that its purchase of the Building Site and its other undertakings pursuant to this Agreement are for the purpose of redevelopment and not for speculation. The Developer further recognizes that in view of:

(a) The importance of the redevelopment of the Building Site as a whole to the general welfare of the City of Yonkers, and

(b) The substantial expenditures and other public commitments made and to be made by the Agency and the City for the purpose of making such redevelopment possible, the qualifications and identity of the Developer are of particular concern to the community, the Agency and the City. The Developer further recognizes that it is because of such qualifications and identity that the Agency is entering into this Agreement with the Developer, and in so doing, is further willing to accept and rely upon the obligations of the Developer for the faithful performance of all undertakings and covenants by it to be performed hereunder.

Section 9.2 Prohibition Against Assignment of Agreement. For the foregoing reasons the Developer agrees for itself and its successors and assigns, that, except as provided in this Agreement, without written approval of the Agency:

(a) Prior to Completion of the Private Improvements, the Developer will not make (and heretofore has not made) any total or partial assignment, pledge, encumbrance or other disposition or any trust or power, or transfer in any other mode or form of (i) this Agreement in its entirety, or any rights therein, or (ii) the Building Site or any part thereof (nor will the Developer make, and heretofore has not made, any contract or agreement to do any of the same), except (A) with respect to an Affiliate of the Developer, and (B) an Institutional Lender to obtain financing to construct the Private Improvements, subject to compliance with the General Municipal Law Article 15 requirements for designating a qualified and eligible sponsor, and (C) the City of Yonkers to obtain the Section 108 Loan.

(b) The foregoing restriction shall also apply during the period of the restriction set forth above, to any sale, transfer, assignment, pledge, or other disposition or the making of any trust or power in a single transaction or in the aggregate, of Homes for America Yonkers Waterfront, Inc., a wholly owned subsidiary of Homes for America Holdings, Inc.

Section 9.3 Conditions of Agency Approval. The Agency shall be entitled to require, except as otherwise provided in this Agreement, as conditions to any required approval by the Agency pursuant to Section 9.2 that:

(a) Any proposed assignee or transferee shall have the qualifications, experience and financial responsibility, as reasonably determined by the Agency, necessary and adequate to fulfill the obligations undertaken in this Agreement by the Developer with respect to this Agreement and the Private Improvements.

                              - EX-10.32 Page 22 -

(b) A duplicate original of the instrument of sale, transfer or assignment, duly executed and acknowledged by all parties to the transaction, and containing the assumption provisions required under Paragraph (c) below, shall have been submitted to the Agency for review and approval promptly following the execution thereof, and in any event not less than thirty (30) days prior to the date of the Closing, and there shall have been submitted to the Agency for review and approval, together with such instrument, (1) a statement containing information concerning the purchaser, transferee or assignee substantially equivalent to the information required by Redeveloper's Statement for Public Disclosure and Redeveloper's Statement of Qualifications and Financial Responsibility (form HUD-6004) and required attachments thereto, and (2) evidence reasonably satisfactory to the Agency of the power and authority of the purchaser, transferee or assignee to enter into such assignment and assumption agreement.

(c) Any proposed purchaser, transferee or assignee, by an agreement in writing satisfactory to the Agency, shall for itself and its successors and assigns, and expressly for the benefit of the Agency, have expressly assumed all of the obligations of the Developer under this Agreement and shall have agreed to be subject to all the conditions and restrictions to which the Developer is subject with respect to this Agreement, the Building Site and/or the Private Improvements, as the case may be, provided, that the fact that any assignee or transferee of, or any other successor in interest whatsoever to, this Agreement shall, whatever the reason, not have assumed such obligations or so agreed, shall not (unless and only to the extent otherwise specifically provided in this Agreement or agreed to in writing by the Agency) relieve or except such assignee, transferee or successor of or from such obligations, conditions, or restrictions, or deprive or limit the Agency of or with respect to any rights or remedies or controls pertaining to this Agreement or said Building Site or said Improvements as the case may be; it being the intent of this Section 9.3, together with other provisions of this Agreement, that (to the fullest extent permitted by law and equity and excepting only in the manner and to the extent specifically provided otherwise in this Agreement) no assignment or transfer of, or change with respect to, the Developer's rights under this Agreement or rights pertaining to the Building Site, or any interest in such Building Site, or in the Developer, however consummated or occurring, and whether voluntary or involuntary shall operate, legally or practically, to deprive or limit the Agency of or with respect to any rights or remedies or controls provided in or resulting from this Agreement with respect to this Agreement or said Building Site or the construction of the Private Improvements thereon, as the case may be, that the Agency would have had, had there been no such transfer or change.

Section 9.4 Anti-Speculation Provisions. Neither this Agreement nor the Developer's interest in this Agreement nor any part thereof, nor any ownership or member's interest in the Developer (or in any successor-in-interest to the Developer), may be sold, transferred or assigned by the Developer or by any such successor if the consideration payable by the transferee or assignee or on its behalf shall exceed the aggregate amount of all expenditures actually made by the Developer for or in connection with the Private Improvements prior to such transfer or assignment, unless such excess shall be used for payment of the costs of design, development or construction of the Private Improvements in accordance with this Agreement, it being the purpose and intention of this
Section 9-4 that the Developer (or any such successor) shall not make any profit through such sale, transfer or assignment prior to Completion of the Private Improvements. In the event any such sale, transfer or assignment is made (and is not canceled) the Agency shall be entitled to increase the Purchase Price payable or paid by the Developer hereunder by the amount that the consideration for the sale, transfer or assignment is, as reasonably determined by the Agency, in excess of the amount that may be authorized pursuant to this Section 9.4 For the purpose of determining whether there is any such excess, the costs taken into account by the Agency shall be: out-of-pocket costs (paid to non-Affiliates of the Developer) of purchasing and developing the Building Site, including the costs of negotiating this Agreement, architectural, engineering, title, subsurface investigation, legal, market analysis and other technical services, and, if after the Closing, construction costs and construction loan interest.

                              - EX-10.32 Page 23 -

Section 9.5 Effect of Transfer or Approval. In the absence of specific written agreement by the Agency to the contrary, no such assignment or transfer, or approval thereof by the Agency, shall be deemed to (a) relieve the Developer or any other person bound in any way by this Agreement from any of its obligations hereunder, or (b) impair or reduce the effective, day-to-day control of Robert
A. MacFarlane over the development and construction activities for which the Developer is responsible under this Agreement.


                     ARTICLE X. EQUAL EMPLOYMENT OPPORTUNITY

Section 10.1 State and Federal Requirements.  During Construction of the Private
Improvements:

(a) The Developer will not discriminate against any employee or applicant for employment because of race, religion, creed, color, national origin, age, sex, marital status or disability, and will take affirmative action to insure that they are afforded equal employment opportunities without discrimination because of race, religion, creed, color, national origin, age, sex, marital status or disability. Such action shall be taken with reference, but not be limited to: recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff or termination, rates of pay or other forms of compensation and selection for training or retraining, including apprenticeship and on-the-job training.

(b) The Developer will post and keep posted in conspicuous places, available to employees and applicants for employment, notices to be provided by the State Division of Human Rights setting forth the substance of the provisions of Subsection (a) of this Section 10.1 and such provisions of the State of New York's laws against discrimination as the Division of Human Rights shall determine.

(c)  The  Developer  will  state  in all  solicitations  or  advertisements  for employees placed by or on behalf of the Developer, that all qualified applicants will be afforded equal employment opportunities without discrimination because of race, religion, creed, color, national origin, age, sex, marital status or disability.

(d) The Developer will comply with the provisions of Sections 291-299 of the Executive Law and the Civil Rights Law of the State of New York, will furnish all information and reports deemed necessary by the State Division of Human Rights under these non-discrimination clauses and such sections of the Executive Law, and will permit access to its books, records and accounts by the State Division of Human Rights, the State Attorney General, City, Agency, the State Commissioner of Housing and Community Renewal and the Industrial Commissioner, for purposes of investigation to ascertain compliance with these non-discrimination clauses and such sections of the Executive Law and Civil Rights Law.

(e) The Developer will include the provisions of clauses (a) through (d) in every subcontract or purchase order, and the Developer shall be required and caused to do so, in such a manner that such provisions will be binding upon each subcontractor or vendor as to operations to be performed within the State of New York. The Developer will take such action in enforcing such subcontract or purchase order as the Agency may direct, including sanctions or remedies for non-compliance. If the Developer becomes involved in or is threatened with litigation with a subcontractor or vendor as a result of such direction by the Agency, the Developer shall promptly so notify the Attorney General, requesting him to intervene and protect the interests of the State of New York.

(f) As required by Section 220-e of the New York State Labor Law, the Developer agrees that in the hiring of employees for the performance of work under this Contract or any subcontract hereunder, (1) no Contractor, subcontractor, nor any person acting on behalf of such Contractor, or subcontractor shall by reasons of race, religion, creed, color, disability, sex or national origin, discriminate against any citizen of the State of New York who is qualified and available to perform to work to which the employment relates; and (2) that no Contractor, subcontractor, nor any




                              - EX-10.32 Page 24 -
     person on his behalf shall, in any manner, discriminate against or intimidate any employee hired for the performance of work under this Contract on account of race, religion, creed, color, disability, sex or national origin.

(g) The Developer will comply with all provisions of Executive Order 11246 of September 24, 1965, as amended by Executive Order 11375 of October 13, 1967, and of the rules and regulations and relevant orders of the Secretary of Labor, as required by law.

(h) The Developer will furnish all information and reports required by Executive Order 11246 of September 24, 1965, as amended by Executive order 11375 of October 13, 1967, and by the rules, regulations and orders of the Secretary of Housing and Urban Development pursuant thereto, and will permit access to the Developer's books, records, and accounts by the Agency, the Secretary of Housing and Urban Development, and the Secretary of Labor for purposes of investigations to ascertain compliance with such rules, regulations and orders, as required by law.

Section 10.2 Advertising. During construction and thereafter, the Developer agrees to include in all advertising for the sale of or rental of residential dwelling units or commercial space in the Private Improvements a statement to the effect: (a) that the Private Improvements are open to all persons without discrimination on the basis of race, religion, creed, color, national origin, sex, age, disability, marital status or sexual orientation, and (b) that there shall be no discrimination in public access and use of the Private Improvements.

Section 10.3 City Requirements. In addition to the foregoing requirements of this Article, the Developer, its successors and assigns shall, in performing its responsibilities as redeveloper under this Agreement, comply with the requirements set forth in the Affirmative Action Document attached to this Agreement as Exhibit "I". Notwithstanding anything to the contrary in such Affirmative Action Document, the Developer's outreach thereunder to individuals and businesses shall not be limited to those situated in the target area or the City of Yonkers.

Section 10.4 Remedies. If the Developer fails to comply with its obligations under this Article X, the Agency's sole remedy shall be to apply to a court of competent jurisdiction for such equitable relief as may be available to secure the performance by the Developer or to take such other actions as may be provided by law.


                           ARTICLE XI. REPRESENTATIONS

Section 11.1 Representations of the Developer. In order to induce the Agency to enter into this Agreement, the Developer hereby represents and warrants, with full knowledge that the Agency shall rely on such representations and warranties, that

(a) the Developer is a duly formed and validly existing Nevada corporation qualified to do business in the State of New York and has full power and Agency to consummate the transactions contemplated hereby;

(b) neither the Developer, nor any person or entity having an shareholder or other ownership interest in the Developer or its assets, nor any officer or director of the Developer, is a party to any agreement (including, without limitation, any shareholder agreement, voting trust agreement, operating agreement of or pertaining to the Developer or its ownership or management), not heretofore disclosed to and approved by the Agency, containing terms or conditions in any way restricting or subjecting to conditions subsequent or precedent, or subjecting to approval, consent or control by any person who or which is not a shareholder, owner or officer (including without limitation any creditor of or investor in the Developer), limiting directly or indirectly the ability of the above-named Officers of the Developer to exercise management discretion and control over the affairs and business of the Developer in connection with this Agreement, the Financing Commitments, the Construction Agreements, or any matter or transaction related to any of the foregoing or agreements or documents or to the performance or implementation thereof;

                              - EX-10.32 Page 25 -

(c) this Agreement has been duly authorized by all necessary action on the part of the Developer and has been duly exercised and delivered by the Developer and neither the execution and delivery hereof, nor compliance with the terms and provisions hereof (1) requires the approval and consent of any Governmental Agency or any other entity or person, except such as have been duly obtained; (2) contravenes any existing law, judgment, governmental rule, regulation or other law applicable to or binding on the Developer (except, and to the extent, that any of the same are to be modified through Governmental Approvals as herein contemplated), or (3) contravenes or results in any breach of or, except as contemplated by this Agreement, results in the creation of any lien or encumbrance upon any property of the Developer under any indenture, mortgage, deed of trust, bank loan or credit agreement, applicable ordinances, resolutions or, on the date of this Agreement, any other Agreement or instrument to which the Developer is a party, specifically including any covenants of any bonds, notes, or other forms of indebtedness of the Developer outstanding on the date hereof; and

(d) this Agreement constitutes a legal, valid and binding obligation of the Developer enforceable against the Developer in accordance with the terms thereof except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratoriums or similar laws affecting the enforcement of creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

Section 11.2 Representations the Agency. In order to induce the Developer to enter into this Agreement, the Agency hereby represents and warrants, with full knowledge that the Developer shall rely on such representations and warranties, that

(a) the Agency and the City have full power and agency to consummate the transactions contemplated hereby;

(b) this Agreement has been duly authorized by all necessary action on the part of the Agency and the City, as the case may be, and have been duly executed and delivered by the Agency and the City, as the case may be, neither the execution and delivery thereof, nor compliance with the terms and provisions thereof (1) requires the approval and consent of any Governmental Agency or any other entity or person, except such as have been duly obtained or such as are Governmental Approvals to be obtained; (2) contravenes any existing law, judgment, governmental rule, regulation or order applicable to or binding on the Agency or the City (except, and to the extent, that any of the same are to be modified through Governmental Approvals as contemplated herein), or (3) contravenes or results in any breach of or, except as contemplated by this Agreement, results in the creation of any lien or encumbrance upon any property of the Agency under any indenture, mortgage, deed of trust, bank loan or credit agreement, applicable ordinances, resolutions or, on the date of this Agreement, any other Agreement or instrument to which the Agency or the City is a party, specifically including any covenants of any bonds, notes or other forms of indebtedness of the Agency or the City outstanding on the date hereof; and

(c) this Agreement constitutes a legal, valid and binding obligation of the Agency, enforceable against the Agency in accordance with the terms thereof.


Section 11.3 No Other Representations. Each of the parties to this Agreement acknowledges to the other that, except as otherwise specifically provided herein, (a) no representations, statement or warranties, express or implied, have been made by, or on behalf of, any such party with respect to such party or with respect to the Building Site, or with respect to the transactions contemplated by this Agreement, and (b) it has not relied on such representations, statements or warranties.


                 ARTICLE XII. DEFAULT AND REMEDIES: TERMINATION

Section 12.1 Events of Default by the Developer. The occurrence of any of the following shall be an "Event of Default" by the Developer under this Agreement:

                              - EX-10.32 Page 26 -

(a) The failure of the Developer to pay any sum to the Agency required to be paid by the Developer hereunder when the same shall become due and payable and such failure shall continue for sixty (60) days after notice from the Agency to the Developer;

(b) Failure to proceed to Closing when and in the manner required to do so under the terms and conditions of this Agreement for reasons other than Unavoidable Delay;

(c) If the Developer shall admit, in writing, that it is unable to pay its debts as they become due;

(d)  If the Developer shall make an assignment for the benefit of creditors;

(e) If the Developer shall file a voluntary petition under Title 11 of the United States Code, or if such petition shall be filed against the Developer and an order for relief shall be entered, or if the Developer shall file a petition or an answer seeking, consenting to or acquiescing in, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy code, or any other present or future applicable Federal, State or other bankruptcy or insolvency statute or law, or shall seek, or consent to, or acquiesce in the appointment of, any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of the Developer, or of all or any substantial part of its properties;

(f) If within ninety (90) days after the commencement of a proceeding against the Developer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other bankruptcy or insolvency statute or law, such proceeding shall not be dismissed, or if, within ninety (90) days after the appointment, without the consent or acquiescence of the Developer, of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of the Developer, over all or any substantial part of its properties, such appointment shall not be vacated or stayed on appeal or otherwise, or if, within ninety (90) days after the expiration of any such stay, such appointment shall not be vacated;

(g) If any of the representations made by the Developer in Section 11.1 of this Agreement shall be false or incorrect, in any material respect, and the Developer shall fail to cause, within sixty (60) days following notice of such misrepresentation to the Developer by the Agency, such misrepresentation to become true and correct as of a date within such sixty
     (60) day period; or

(h) If the Developer shall fail to observe or perform one or more of the other terms, conditions, covenants or agreements contained in this Agreement and such failure shall continue for a period of sixty (60) days after notice thereof by the Agency to the Developer specifying such failure, unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature or because of Unavoidable Delays reasonably be performed, done or removed, as the case may be, within such sixty (60) day period, in which case no Event of Default shall be deemed to exist as long as the Developer shall have commenced curing the same within such sixty (60) day period and shall, subject to Unavoidable Delays, diligently and continuously prosecute the same to completion.

Section 12.2 Remedies of the Agency. If an Event of Default by the Developer shall have occurred and shall not have been remedied within any applicable grace period provided in Section 12.1 hereof, the Agency shall have the right, at its option, and in addition to those rights contained in Section 12.7 and 12.8 and all other rights and remedies available to the Agency at law or in equity, to terminate this Agreement by giving thirty (30) days notice thereof to the Developer, and upon the expiration of such notice period this Agreement shall be deemed terminated. In the event this Agreement shall be terminated by the Agency as hereinabove provided, (a) the Agency shall be entitled to recover from the Developer, and the Developer shall pay to the Agency, on demand, all sums then due and owing by the Developer hereunder and (b) the Developer shall pay to the


                              - EX-10.32 Page 27 -

Agency the reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Agency in terminating this Agreement. Upon the occurrence of the payments required under clauses (a) and (b) above, and the delivery to the Agency of Architectural Materials as provided in Section 5.8 above, neither party shall have any further obligation under this Agreement.

Section 12.3 Events of Default by the Agency. The occurrence of any of the following shall be an "Event of Default" by the Agency under this Agreement:

(a) The failure of the Agency to pay any sum to the Developer required to be paid by the Agency hereunder when the same shall became due and payable and such failure shall continue for sixty (60) days after notice from the Developer to the Agency;

(b) Failure to proceed to Closing when and in the manner required to do so under the terms and conditions of this Agreement;

(c) Failure or inability to deliver fee title to the Building Site subject only to the Permitted Exceptions as provided in Article XIII of this Agreement.

(d) Subject to Unavoidable Delays, the failure of the Agency, on or before the Closing Date determined under Section 4.2 or (if applicable) 4.6 of this Agreement, to deliver the Building Site in Buildable Condition excepting the work identified in Section 7.3 to occur post-Closing, and, prior to such date, to have commenced and diligently pursued all applications, work and actions necessary for such purpose, in accordance with this Agreement, which failure is not cured within sixty (60) days following notice to the Agency of such failure;

(e) The City or Agency shall have failed to complete installation of all required municipal water, sanitary sewer, and storm drainage utilities for the Building Site in readiness for connection, by the Developer, to the Private Improvements;

(f) If any of the representations made by the Agency in Section 11.2 of this Agreement shall be false or incorrect in any material respect, and the Agency shall fail to cause, within sixty (60) days following notice of such misrepresentation to the Agency by the Developer, such representation to become true and correct as of a date within such sixty (60) day period; or

(g) If the Agency shall fail to observe or perform one or more of the other terms, conditions, covenants or agreements contained in this Agreement and such failure shall continue for a period of sixty (60) days after notice thereof by the Developer to the Agency specifying such failure, unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature or because of Unavoidable Delays reasonably be performed, done or removed, as the case may be, within such sixty (60) day period, in which case no Event of Default shall be deemed to exist as long as the Agency shall have commenced curing the same within such sixty (60) day period, and shall, subject to Unavoidable Delays, diligently and continuously prosecute the same to completion.

Section 12.4 Remedies of the Developer. If an Event of Default by the Agency shall have occurred and shall not have been remedied within any applicable grace period provided in Section 12.3 hereof, the Developer shall have the right, in addition to those rights contained in Sections 12.7 and 12.8, at its option to
(a) terminate this Agreement by giving thirty (30) days notice thereof to the Agency, and upon the expiration of such notice period this Agreement shall be deemed terminated and neither party shall have any further obligations hereunder, or (b) seek specific performance of all of the Agency's obligations hereunder; or (c) pursue all other remedies available to the Developer at law or in equity. If this Agreement shall be terminated by the Developer as hereinabove provided, then, in addition to all other remedies of the Developer now or hereafter existing at law or in equity, (1) the Developer shall be entitled to receive from the Agency, and the Agency shall pay to the Developer on demand all sums due and owing to the Developer hereunder, and (2) the Agency shall pay to the Developer the reasonable costs and expenses, including without limitation, reasonable attorneys' fees and disbursements incurred by the Developer in terminating this Agreement.

                              - EX-10.32 Page 28 -

Section 12.5 Strict Performance. No failure by the Agency or the Developer to insist upon the other party's strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available to such party, and no payment or acceptance of full or partial performance during the continuance of any Event of Default, shall constitute a waiver of any such Event of Default. No covenant, agreement, term or condition of this Agreement to be performed or complied with by either party, and no default by either party, shall be waived, altered or modified, except by a written instrument executed by the other party. No waiver of any default shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent default.

Section 12.6 Rights of the Parties. In the event of a default or threatened default by either party to this Agreement, the other party shall be entitled to seek injunctive relief to prevent the occurrence or continuation of such default or threatened default. Except as expressly limited in this Agreement, each right and remedy of the Agency and the Developer provided for in this Agreement with respect to default hereunder shall be cumulative, and shall be in addition to every other such right or remedy provided for in this Agreement. The exercise or beginning of the exercise by either party to this Agreement of any one or more of its respective rights or remedies shall not preclude the simultaneous or later exercise by such party of any or all of its other rights or remedies hereunder.

Section 12.7 Payment of Expenses. In any action or proceedings seeking to enforce any of the terms and provisions of this Agreement in which a party obtains a judgment or decision for substantially the relief requested, the other party shall pay all of the prevailing party's reasonable costs and expenses (including, without limitation, attorneys' fees and disbursements) actually incurred by the prevailing party in respect of such action or proceeding.

Section 12.8 Limitation of Liability of Agency. Notwithstanding anything to the contrary set forth above, except for such rights of specific performance as shall be available to the Developer under the terms of this Agreement or at law or in equity, the Developer agrees that it shall look solely to the interest owned by the Agency in the Building Site for the enforcement of any remedy or the satisfaction of any obligation or liability of the Agency under or in connection with this Agreement or any other agreement or instrument to be executed pursuant to this Agreement, and the Developer shall not enforce any remedy or execute or collect any judgment out of or against any other assets or properties of the Agency. In addition, the Developer agrees that none of the members, officials, employees or agents of the Agency, and none of the City Council members, City commissioners or members of City boards, or officials, employees or agents of the City, shall have any personal obligations or liability hereunder or under any other agreement or instrument to be executed pursuant to this Agreement, and that the Developer shall not to seek to assert any claim or enforce any rights hereunder against any of them.


             ARTICLE XIII. MORTGAGE FINANCING; RIGHTS OF MORTGAGEES

Section 13.1 Limitation Upon Encumbrance of the Building Site. Prior to Completion of the Private Improvements neither the Developer nor any successor in interest to the Building Site or any part thereof shall engage in any financing or any other transaction creating any mortgage or other encumbrance or lien upon the Building Site or part thereof, whether by express agreement or operation of law, or suffer any encumbrance or lien to be made on or attach the Building Site, except for the purposes of obtaining, from an Institutional
Lender:

     13.1.1 funds to be used or applied only in connection with the development and construction of Private Improvements on the Building Site or part thereof including without limitation, interest and soft costs, and

     13.1.2 such additional funds, if any, in an amount not to exceed the total of the purchase price paid by the Developer to the Agency for the Building Site.

                              - EX-10.32 Page 29 -

The Developer (or successor in interest) shall notify the Agency in advance of any financing, secured by a mortgage or other similar lien instrument, it proposes to enter into with respect to the Building Site or any part thereof prior to Completion with respect thereto, and in any event, it shall promptly notify the Agency of any encumbrance or lien that has been created on or attached to the Building Site, whether by voluntary act of the Developer or otherwise.

Section 13.2 Mortgagee Not Obligated to Construct. Notwithstanding any of the provisions of this Agreement, including but not limited to those which are or are intended to be covenants running with the land, a Mortgagee shall in no way be obligated by the provisions of this Agreement to construct or complete the Private Improvements thereon or to guarantee such construction or completion or to perform any of the Developer's other agreements, obligations or covenants under this Agreement with respect to the Building Site (other than those limiting the uses permitted to be developed on the Building Site, and other requirements of this Agreement applicable to any improvements which the Mortgagee undertakes to construct on the Building Site), nor shall any covenant or any other provision in the Deed with respect to the Building Site be construed to so obligate such Mortgagee; it is further provided that nothing in this Section or any other Section or provision of this Agreement shall be deemed or construed to permit or authorize any such holder to devote the Building Site or any part thereof to any uses, or to construct any improvements thereon, other than those uses or Private Improvements provided or permitted in this Agreement.

Section 13.3 Copy of Notice of Default to Mortgagee. Whenever the Agency shall deliver any notice or demand to the Developer with respect to any breach or default by the Developer in its obligations or covenants under this Agreement, such notice or demand shall not be effective unless the Agency shall at the same time forward a copy of such notice or demand to the Mortgagee, at the last address of such Mortgagee shown in the records of the Agency.

Section 13.4 Mortgagee's Option to Cure Defaults. After any breach or default referred to in Section 12.1 above, each such Mortgagee shall (insofar as the rights of the Agency are concerned) have the right, at its option, to cure or remedy such breach or default and to add the cost thereof to the mortgage debt and the lien of its mortgage. Any rights and remedies of the Agency resulting from any such breach or default shall be suspended for such period of time as shall be reasonably necessary after notice to allow a Mortgagee to cure or remedy such breach or default (including any time reasonably necessary to obtain possession of the Building Site if possession is necessary to enable a Mortgagee to cure or remedy such breach or default), provided that the Mortgagee proceeds with all due diligence to cure or remedy such breach or default and/or obtain possession. If such breach or default is so cured or remedied the Agency shall not have any rights or remedies with regard thereto, and if such breach or default, by its nature, cannot be cured or remedied by Mortgagee, then such breach or default shall be waived by the Agency if Mortgagee shall promptly, after notice, take steps necessary to obtain possession as aforesaid, provided, that no material breach or default consisting of departure from Building Construction Plans approved by the Agency for the Private Improvements shall be considered incurable or irremediable for purposes of this Section, and provided, further, that if the breach or default is with respect to construction of Private Improvements, nothing contained in this Section 13.4 or any other provision of this Agreement shall be deemed to permit or authorize such Mortgagee, either before or after foreclosure or action in lieu thereof, to undertake or continue the construction or completion of Private Improvements (beyond the extent necessary to conserve or protect improvements or construction already made) without first having expressly assumed the obligation to the Agency, by written agreement satisfactory to the Agency, to complete, in the manner provided in the Agreement, the Private Improvements on the Building Site. Any such Mortgagee who shall properly complete the Private Improvements on the Building Site shall be entitled, upon written request made to the Agency, to a Certificate of Completion for the Building Site, to such effect in the manner provided in Article VI of this Agreement, and any such certification shall, if so requested by such Mortgagee, mean and provide that any remedies or rights with respect to recapture of or reversion or revesting of title of the Building Site that the Agency shall have or be entitled to because of failure of the Developer or any successor in interest to the Building Site or any part thereof, to cure or remedy any default with respect to the construction of the Private Improvements on other parts of the Building Site, or because of any other default in or breach of the Agreement by the Developer or such successor, shall not apply to the Building Site.

                              - EX-10.32 Page 30 -

Section 13.5 Agency's Option to Pay Mortgage Debt or Purchase Property. In any case, where, subsequent to default or breach by the Developer (or successor in interest) under this Agreement prior to issuance of a Certificate of Completion, the Mortgagee:

     13.5.1 has, but does not exercise, the option to construct or complete the Private Improvements on the Building Site, and such failure to exercise such rights continues for a period of sixty (60) days after the Mortgagee has been notified or informed of the default or breach, or such longer period as may be reasonably necessary to enable the Mortgagee to obtain possession, if necessary, in order to cure the default or breach, provided the Mortgagee proceeds promptly and thereafter diligently prosecutes its efforts to obtain such entry or possession, or

     13.5.2 undertakes construction or completion of the Private Improvements but does not Complete such construction within the period as agreed upon by the Agency and such Mortgagee (which period shall in any event be at least as long as the period prescribed for such construction or Completion in this Agreement), and such default shall not have been cured within sixty
     (60) days after written demand by the Agency so to do or such longer period as may be necessary provided the Mortgagee proceeds promptly and thereafter prosecutes the curing of such default or breach with all due diligence, provided, that such longer period shall not exceed six (6) months in duration (it being agreed by the parties hereto that the rights of the Developer under this Agreement with respect to Unavoidable Delay shall inure to the Mortgagee, either as successor to the Developer by reason of foreclosure or deed in lieu thereof, or as Mortgagee in possession, to the same extent as if the Mortgagee were the Developer).

The Agency shall (and every mortgage instrument made prior to Completion of the Private Improvements with respect to the Building Site by the Developer or successor in interest shall so provide) have the option of paying to the Mortgagee the amount of the mortgage debt, including interest thereon, and all other sums advanced by the Mortgagee to the Developer or others with respect to the Building Site, and securing an assignment of the mortgage and the debt secured thereby. In the event ownership of the Building Site has vested in such Mortgagee by way of foreclosure or action in lieu thereof, the Agency shall be entitled at its option, to a conveyance to it of the Building Site or part thereof (as the case may be) upon payment to such Mortgagee of an amount equal to the sum of (i) the mortgage debt at the time of foreclosure or action in lieu thereof (less all appropriate credits, including those resulting from collection and application of rentals and other income during foreclosure proceedings);
(ii) all expenses with respect to the foreclosure; (iii) the net expense, if any (exclusive of general overhead) incurred by such Mortgagee in and as a direct result of the subsequent management of the Building Site; (iv) the costs of any Private Improvements made by such Mortgagee; and (v) an amount equivalent to the interest that would have accrued on the aggregate of such amounts had all such amounts become part of the mortgage debt and such debt had continued in existence, provided, notwithstanding any contrary provision of this sentence, the Agency shall exercise its option to receive conveyance under the provisions of this sentence by notice given to the Mortgagee not later than (a) ten (10) days following the date of the foreclosure sale conducted by the Mortgagee, or
(b) the expiration of a period of thirty (30) days following the date on which the Agency is notified of the conveyance of the Building Site by the Mortgagee to any successor, in lieu of a foreclosure sale. The closing of the conveyance pursuant to any such notice given by the Agency shall occur within ninety (90) days following the delivery of such notice.

Section 13.6 Other Provisions. If as an inducement to provide any mortgage financing contemplated in this Article XIII, any prospective Mortgagee requests that the Agency agree to additional provisions intended to protect such prospective Mortgagee's interest, the Agency shall not unreasonably withhold or delay its agreement to such provisions, provided that the same are consistent with the intent and purposes of this Agreement as well as any other conditions attached to any other governmental approvals.

                              - EX-10.32 Page 31 -

Section 13.7 "Mortgagee" shall mean any Institutional Lender that holds a mortgage authorized by this Agreement on the Building Site (an "Authorized Mortgage"), and shall include also an insurer or guarantor (other than the Developer or an Affiliate thereof) of any obligations secured by an Authorized Mortgage held by an Institutional Lender, or an entity which acquires title thereto through foreclosure or action in lieu thereof, including any other party who thereafter obtains title to the Building Site or any part thereof through such entity or through the Developer at a foreclosure sale or any other grantee under a deed in lieu of foreclosure.


             ARTICLE XIV. PERMITTED EXCEPTIONS, OBJECTIONS TO TITLE

Section 14.1 Permitted Exceptions. Except as provided herein below, the Building Site shall be subject at the time of the Closing only to the matters (the "Permitted Exceptions") set forth below:

(a) Such controls and restrictions, including land use restrictions, as are set forth in the Urban Renewal Plan and in this Agreement, it being agreed that such controls and restrictions shall survive the closing and shall be incorporated in the Deed.

(b) The provisions of the Zoning Ordinance and any and all other provisions of municipal ordinances, regulations and public laws, provided that such ordinances, regulations and public laws do not prevent the use of the Building Site as set forth in the Deed.

(c) Rights of the public for pedestrian passage between the Garage and Main Street, as set forth in the Deed.

(d) Licenses and easements for public utilities and the rights of any utility company to maintain and operate lines, conduits, cables and distribution boxes in, upon or over the Building Site, provided that the same do not prevent the construction of the Private Improvements in accordance with the Building Construction Plans.

(e)  Any  state  of  facts  or   conditions   revealed   by  the  survey   dated
     ________________, prepared by Munoz Engineering, P.C. (the "Building Site Survey").

Section 14.2 Title Report. The Developer has obtained a title report for the Building Site and has arranged for copies of the title report to be delivered to the Agency. Encumbrances and other matters affecting title set forth in this title report, which the Title Company shall omit as exceptions or with respect to which the Title Company shall agree to insure the Developer against loss, shall constitute Permitted Exceptions for the purposes of this Agreement. In the event that any update of such title report or of the Building Site Survey is received after the date hereof, the Developer agrees that within thirty (30) days after it receives such updated title report, it will furnish the Agency's attorneys with a specific list in writing of any exceptions to title set forth in the updated title report and which are additional exceptions to title not included in the Permitted Exceptions which the Developer believes it is not required to take subject to (but failure to deliver such list will not be deemed a default on the part of the Developer). All title and survey objections, of which the Developer shall have given the Agency proper notice, with respect to the Building Site pursuant to the foregoing provisions of this Article, which would render the title to all or any portion of such Building Site unmarketable, and which are not included in the Permitted Exceptions, are sometimes hereinafter referred to, collectively, as "Title Objections". Any matters affecting title not included in a notice delivered to the Agency within the applicable time period set forth above shall be deemed accepted by the Developer, and the right to object thereto, as provided in this Article, shall be deemed to have been waived. For the purposes of this Article XIV, Purchaser's title company shall be First American Title Insurance Company or any other title insurance company licensed in the State of New York.

Section 14.3 Clearing of Title Objections. If the Developer's notice(s) to the Agency given pursuant to Section 14.2 above shall indicate the existence of any Title Objections, then the Agency agrees to endeavor with reasonable diligence

                              - EX-10.32 Page 32 -
to remove or discharge such Title Objections. Without limiting the foregoing, the Agency shall remove all Title Objections which are capable of being removed by the payment of a liquidated sum. If the Agency shall have been notified that a title report or survey contains title exceptions which the Developer believes it is not required to take the Building Site subject to, and if the Agency shall be unable to deliver to the Developer such clear title to the Building Site in accordance with the provisions of this Agreement on the Closing Date determined under Section 4.2 of this Agreement, the Agency shall be entitled to one or more adjournments of the Closing to a date not later than the Final Date. The Agency shall have the right (but shall not be obligated) to use any and all monies payable to the Agency by the Developer at the Closing to satisfy or cause the removal of any liens or encumbrances (including interest and penalties thereon) affecting the Building Site, together with the cost of recording or filing any instruments necessary to effect such removal or discharge. Upon request by the Agency at least ten (10) days prior to the Closing, the Developer shall provide at the Closing separate checks for the foregoing payable to the holder(s) of the lien(s) or encumbrance(s) or to the Developer's title insurer, as the Agency directs.


               ARTICLE XV. ACCESS TO BUILDING SITE BEFORE CLOSING

Section 15.1 Right of Entry. The Agency hereby grants the Developer, its Affiliates, Contractors, architects, agents and prospective mortgagees, the right to enter the Building Site together with workers and materials at any time for the following purposes provided such entry does not unreasonably interfere with existing uses of such Building Site and with prior notice to the Agency:

(a) To make physical inspections of the Building Site, including subsurface tests, soil test borings, water survey, topographical surveys, sewage disposal survey and drainage determination;

(b)  To make any and all inspections, tests, surveys and appraisals; and

(c) To conduct and to carry out any and all engineering studies and operations that are necessary to carry out the intent of this Agreement.

Section 15.2 Indemnification. The Developer shall indemnify, defend and save the Agency and the City, their respective employees, agents and representatives, harmless from any and all loss, costs, damages, expenses and attorneys' fees resulting from personal injury or property damage which the Agency, the City or any third party may suffer or incur as a result of any entry or activities of the Developer, its affiliates, contractors, architects, agents and prospective mortgagees pursuant to this Article.


                           ARTICLE XVI. MISCELLANEOUS

Section 16.1 Discharge of Liens.

(a)  Subject to the  provisions  of the last  sentence of Paragraph  (b) of this
     Section 16.1, neither the Developer nor the Agency nor the City shall create or permit to be created or allow to continue any lien, encumbrance or charge upon the Building Site or any part thereof, nor suffer any other matter or thing whereby the estate, right and interest of the Developer or the Agency, as the case may be, in the Building Site or any part thereof might be impaired.

(b) If any lien at any time shall be filed in violation of the obligation of the Developer or the Agency, as the case may be, pursuant to Paragraph (a) hereof, then within ninety (90) days after notice of the filing thereof, that party shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If such party shall fail to cause such lien to be discharged of record within the period aforesaid, and if such lien shall continue for an additional thirty (30) days after notice by the Developer or the Agency, as the case may be, to the party so failing, then, in addition to any other right or remedy, the party giving such notice may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by


                              - EX-10.32 Page 33 -
     procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, the Developer or the Agency, as the case may be, shall be entitled, if such party so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of judgment in favor of the lienor with interest, cost and allowances. Any amount so paid by the Developer or the Agency, as the case may be, including all reasonable costs and expenses incurred by it in connection therewith, including reasonable attorneys' fees, together with interest thereon at the maximum legal rate permitted by State law, from the respective dates of the making of such payment or incurring of such costs and expenses, shall be paid within ten (10) days after demand by the party that was responsible for causing the lien to be discharged but failed to do so. Notwithstanding the provisions of this Paragraph (b), neither the Developer nor the Agency shall be required to discharge any such lien if it is in good faith contesting the same and has furnished a cash deposit or a surety bond or other security reasonably satisfactory to the other in an amount sufficient to pay such lien with interest and penalties.

Section 16.2 Conflict of Interest. No member, official or employee of the Agency or the City shall have any personal interest, direct or indirect, in this Agreement, nor shall any such member, official, or employee participate in any decision relating to this Agreement which affects his personal interests or the interests of any corporation, partnership or other entity in which he is, directly or indirectly, interested.

Section 16.3 Indemnification.

(a) The Developer shall indemnify, defend and hold the Agency and the City, and their respective agents, representatives, officers and employees harmless from any and all liabilities, losses, damages, penalties, judgments, awards, claims, demands, costs, expenses, actions, lawsuits or other proceedings arising, directly or indirectly, in whole or in part, out of the negligence or willful act or omission of the Developer, any Contractors, and subcontractors performing the Private Construction Work, or their respective agents, officers or employees in connection with this Agreement, or any occurrence arising in connection with the design and construction of the Private Improvements, under this Agreement, unless caused by the negligence or willful act or omission of the Agency or the City or their respective representatives, officers and employees.

(b) The Agency shall indemnify, defend and hold the Developer and its agents, representatives, officers, managers, members, partners and employees harmless from any and all liabilities, losses, damages, penalties, judgments, awards, claims, demands, costs, expenses, actions, lawsuits or other proceedings arising, directly or indirectly, in whole or in part, out of the negligence or willful act or omission of the Agency or the City or their respective contractors, agents, officers or employees in connection with this Agreement, or any occurrence arising in connection with the design or construction of the Garage or preliminary Agency work under this Agreement, unless caused by the negligence or willful act or omission of the Developer or their respective representatives, officers and employees.

Section 16.4 Assignment by the Agency. The Agency shall not assign this Agreement or any right, title or interest hereunder. The Agency may at any time by written instrument delegate to the City or any City agency, any or all of the Agency's rights, title and interests or obligations under this Agreement provided that the Agency shall not thereby be released from its unperformed obligations hereunder. All references to the Agency in this Agreement shall be deemed to include, respectively, any delegate of the Agency.

Section 16.5 [Reserved]

Section 16.6 [Reserved]

                              - EX-10.32 Page 34 -

Section 16.7 Consents and Approvals. All consents and approvals which may be given under this Agreement shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by a party to perform any act requiring consent or approval under the terms of this Agreement or the failure on the part of a party to object to any such action taken without the required consent or approval shall not be deemed a waiver by the party whose consent was required of its right to require such consent or approval for any further similar act.

Section 16.8 Agency's Project Representative. The Agency hereby appoints J. Stephen Whetstone as its project representative who will be responsible for coordinating the Agency's activities hereunder, with the Developer, all architects, Contractors and Governmental Authorities. The Agency will notify the Developer prior to appointing any substitute representative.

Section 16.9 Exclusive Negotiations. So long as this Agreement shall not have been terminated, the Agency shall not designate any person, firm or entity other than the Developer as a qualified and eligible sponsor for the redevelopment of the Building Site.

Section 16.10 No Broker. The Developer and the Agency each represent and warrant that no broker to whom a commission, fee or other compensation is payable is or has been involved in or brought about the transactions contemplated by this Agreement. Each of said parties shall indemnify and hold the others harmless from any and all claims, obligations, liabilities, costs or expense (including reasonable attorneys' fees) incurred as a result of any claim for brokerage commissions, fees or other compensation by any person or entity which alleges having acted or dealt with the indemnifying party in connection with the Building Site or the transactions contemplated by this Agreement. The parties' obligations under this Section shall survive the Closing and any termination of this Agreement.

Section 16.11 Recording. Except as provided below, no party shall cause this Agreement or a memorandum hereof to be recorded without the prior written consent of the other.

Section 16.12 Relationship of Parties. This Agreement is not be construed to create a partnership or joint venture between any or all of the parties hereto.

Section 16.13 All Notices, Communications, Etc. in Writing. Whenever it is provided herein that notice, demand, request, consent, approval or other communication (a "Notice") shall or may be given to, or served upon, any of the parties by any other(s), or whenever any of the parties desires to give or serve upon the other(s) any Notice, each such Notice shall be in writing and shall be effective for any purpose only if given or served by personal delivery, with acknowledgment of receipt or by certified mail, postage prepaid, return receipt requested, addressed as follows:


If to the Agency:

                  Yonkers Community Development Agency
                  87 Nepperhan Avenue - third Floor
                  Yonkers, NY 10701
                  Attention: J. Stephen Whetstone

                  With copies to:

                  William Mooney, Esq.
                  Corporation Counsel
                  City Hall - Suite
                  Yonkers, New York 10701


                              - EX-10.32 Page 35 -

                  If to the Developer:

                  Homes for America Holdings, Inc.
                  One Odell Plaza
                  Yonkers, New York 10701
                  Attention: Robert A. MacFarlane, President

                  With a copy to:

                  DelBello Donnellan Weingarten Tartaglia Wise & Wiederkehr, LLP One North Lexington Avenue
                  White Plains, New York 10601
                  Attention: Alfred B. DelBello, Esq.

Any party may by Notice to the others change the address to which Notices to such party shall thereafter be given.

Section 16.14 Negotiated Document. The parties acknowledge that the provisions and language of this Agreement have been negotiated, and agree that no provision of this Agreement shall be construed against any party by reason of such party having drafted such provision of this Agreement.

Section 16.16 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 16.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart.

Section 16.17 Captions. The captions of this Agreement are for the purpose of convenience of reference only, and in no way define, limit or describe the scope or intent of this Agreement or in any way affect this Agreement.

Section 16.18 Gender, Etc. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural, and the plural shall include the singular as the context may require.

Section 16.19 No Third Party Beneficiaries. Except as may be expressly provided to the contrary in this Agreement, nothing contained in this Agreement shall be construed to confer upon any person other than the parties hereto, any rights, remedies, privileges, benefits or causes of action to any extent whatsoever.

Section 16.20 Successors and Assigns. The agreements, terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the Agency and the Developer and, except as otherwise provided herein, their respective successors and permitted assigns.

Section 16.21 Further Assurances. Each party hereto shall do all acts and things and make, execute and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

Section 16.22 No Amendment. Neither this Agreement nor any provisions hereof may be changed, modified, amended, supplemented, altered, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against who enforcement of the change, modification, amendment, supplement, alteration, waiver, discharge or termination is sought, and, if required by any mortgage document, the applicable lender has consented thereto.

Section 16.23 Separability. Unenforceability for any reason of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement and if any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances to which it is valid or enforceable, shall not be limited, impaired or otherwise affected thereby, and each term and provision of this Agreement shall be valid and enforced to the extent permitted by law.

                              - EX-10.32 Page 36 -

Section 16.24 Survival of Closing. The following provisions shall survive the Closing hereunder: All articles except Article 4 will survive until the escrow re`lease date.

Section 16.25 Entire Agreement. This Agreement, together with the Exhibits hereto, contains all of the promises, agreements, conditions, inducements and understandings between the Agency and the Developer concerning the Building Site, Garage Site, Private Improvements or the Garage, and there are no promises, agreements, conditions, inducements or understandings, oral or written, expressed or implied, between them other than as expressly set forth herein and therein.

Section 16.26 Effectiveness. This Agreement shall not be binding or effective until executed and delivered by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                      YONKERS COMMUNITY DEVELOPMENT AGENCY

                              /s/ John D. Spencer
                      By: --------------------------------
                          John D. Spencer, Chairman



                      HOMES FOR AMERICA HOLDINGS, INC.


                              /s/ Robert A. MacFarlane
                      By: ---------------------------------
                          Robert A. MacFarlane, President


                              - EX-10.32 Page 37 -